                                                                   EXHIBIT 99(e)

================================================================================

                            AIRCRAFT LEASE AGREEMENT


                                     between


                        FIRST SECURITY BANK OF UTAH, N.A.
                                as Owner Trustee,
                                     Lessor


                                       and


                 PRIME AIR, INC., dba TRANSMERIDIAN AIRLINES,
                                     Lessee


                           Dated as of March 15, 1996


                  covering one Boeing model 727-251 Aircraft
             equipped with Pratt & Whitney model JT8D-15A Engines


                      Serial No. 21160, Registration N281US

================================================================================

                                 LEASE AGREEMENT
                                TABLE OF CONTENTS

SECTION 1. Definitions ......................................................  1

SECTION 2. Lease and Delivery of the Aircraft ...............................  6
      2.1. Lease, Lessee's Obligations, and Conditions Precedent ............  6
            2.1.1. Execution of Operative Documents .........................  7
            2.1.2. Evidence of Legal Authority to Lease and Operate the
                     Aircraft ...............................................  7
            2.1.3. Evidence of Corporate Authority ..........................  7
            2.1.4. Evidence of Insurance ....................................  7
            2.1.5. Opinion of Counsel .......................................  7
            2.1.6. Payment of Basic Rent and Security Deposit ...............  7
      2.2. Delivery .........................................................  7

SECTION 3. Term and Rent ....................................................  8
      3.1. Term .............................................................  8
            3.1.1. Initial Term .............................................  8
            3.1.2. Extensions ...............................................  8
      3.2. Basic Rent .......................................................  8
      3.3. Method of Payment ................................................  8
      3.4. Supplemental Rent ................................................  9
      3.5. Security Deposit .................................................  9
      3.6. Reserves ......................................................... 10
      3.7. Hushkits ......................................................... 11

SECTION 4. Representations, Warranties and Miscellaneous Covenants .......... 11
      4.1. The Lessee's Representations and Warranties ...................... 12
            4.1.1. Organization and Qualification ........................... 12
            4.1.2. Corporate Authorization .................................. 12
            4.1.3. Government Approval ...................................... 12
            4.1.4. Valid and Binding Agreements ............................. 13
            4.1.5. Litigation ............................................... 13
            4.1.6. Financial Condition ...................................... 13
            4.1.7. Accuracy and Disclosure of Information ................... 13
      4.2. Representations and Warranties of the Lessor ..................... 13
            4.2.1. Due Organization ......................................... 13
            4.2.2. Due Authorization; Enforceability ........................ 13
            4.2.3. No Violation ............................................. 14
            4.2.4. Ownership of Aircraft .................................... 14
      4.3. Disclaimer and Acknowledgement of Disclaimer; Waiver of
             Consequential Damages .......................................... 14

      4.4. Lessee's Miscellaneous Covenants ................................. 15
            4.4.1. Maintenance of Corporate Status; No Merger or
                     Consolidation .......................................... 15
            4.4.2. Notice of Default or Adverse Occurrence .................. 15
            4.4.3. Maintenance of Consents and Approvals .................... 16

            4.4.4. Change of Locale ......................................... 16
            4.4.5. Financial Information and Reports ........................ 16
      4.5. Lessor's Covenant of Quiet Enjoyment ............................. 16

SECTION 5. Operation, Maintenance, Possession ............................... 17
      5.1. Title ............................................................ 17
      5.2. Operation ........................................................ 17
      5.3. Maintenance in General ........................................... 17
            5.3.1. Lessor Provision of Spare Engine ......................... 18
      5.4. Parts ............................................................ 18
      5.5. Airworthiness Directives ......................................... 18
      5.6. Service Bulletins ................................................ 19
      5.7. Optional Modifications ........................................... 19
      5.8. Reports .......................................................... 20
      5.9. Right to Inspect ................................................. 20
      5.10. Damage and Repairs .............................................. 20
      5.11. Aircraft Documents .............................................. 21
            5.11.1. Airworthiness Directives ................................ 21
            5.11.2. Life Limited Components ................................. 21
            5.11.3. Damage and Repairs ...................................... 21
      5.12. Possession ...................................................... 21
      5.13. Assignment of Warranties ........................................ 23

SECTION 6. Return of the Aircraft ........................................... 23
      6.1. Return ........................................................... 23
      6.2. Lease Continues .................................................. 23
      6.3. Return of Engines ................................................ 24
      6.4. Condition of Aircraft ............................................ 24
            6.4.1. Operating Condition ...................................... 24
            6.4.2. Cleanliness Standards .................................... 24
            6.4.3. Certificate of Airworthiness ............................. 25
            6.4.4. Compliance with Governmental Requirements ................ 25
            6.4.5. Deferred Maintenance ..................................... 25
            6.4.6. Corrosion Treatment ...................................... 25
            6.4.7. Configuration and Condition .............................. 25
      6.5. Condition of Airframe ............................................ 25
            6.5.1. C Check .................................................. 25
            6.5.2. D Check .................................................. 26
            6.5.3. Parts .................................................... 26
      6.6. Condition of Landing Gear ........................................ 27
      6.7. Condition of Auxiliary Power Unit ("APU") ........................ 27
      6.8. Condition of Engines ............................................. 27
      6.9. Historical Records; Trend Monitoring Data ........................ 27
      6.10. Inspections ..................................................... 27
      6.11. Acceptance ...................................................... 28
      6.12. Discrepancy Correction; Financial Settlement .................... 28

      6.13. Aircraft Documents .............................................. 28
      6.14. Service Bulletin Kits ........................................... 28
      6.15. Lessee's Special Exterior Markings .............................. 28
      6.19. Disputes ........................................................ 29

SECTION 7. Liens ............................................................ 29

SECTION 8. Taxes ............................................................ 29
      8.1. Tax Indemnity .................................................... 29
      8.2. Withholding ...................................................... 31
      8.3. After-tax Payment ................................................ 32

SECTION 9. Risk of Loss; Event of Loss; Requisition for Use ................. 32
      9.1. Risk of Loss ..................................................... 32
      9.2. Airframe Event of Loss ........................................... 32
      9.3. Engine Event of Loss ............................................. 33
      9.4. Requisition ...................................................... 33

SECTION 10. Insurance ....................................................... 33
      10.1. Reports ......................................................... 34
      10.2. Lessor Maintaining Insurances ................................... 34
      10.3. Insurance Proceeds .............................................. 34
      10.4. Property Insurance .............................................. 34
      10.5. Liability Insurance ............................................. 35
      10.6. Provisions Relating To All Insurances ........................... 35

SECTION 12. Further Assurances .............................................. 37

SECTION 13. Events of Default ............................................... 37
      13.1. Failure to Pay Basic Rent ....................................... 37
      13.2. Failure to Pay Supplemental Rent ................................ 37
      13.3. Failure to Maintain Insurance ................................... 37
      13.4. Misrepresentation or Breach of Warranty ......................... 37
      13.5. Bankruptcy, Etc. ................................................ 37
      13.6. General Default ................................................. 38
      13.7. Loss of Airline or Corporate Authority .......................... 38
      13.8. Other Obligations ............................................... 38
      13.9. Guarantor Default ............................................... 38

SECTION 14. Remedies ........................................................ 38
      14.1. Return and Repossession ......................................... 38
      14.2. Sale, Use, Etc. ................................................. 39
      14.3. Liquidated Damages: Fair Market Rental .......................... 39
      14.4. Cancellation, Termination, and Rescission ....................... 39
      14.5. Other Remedies .................................................. 39

SECTION 15. General Indemnity and Expenses .................................. 40
      15.1. General Indemnity ............................................... 40
      15.2. Legal Fees and Expenses ......................................... 41

SECTION 16. Assignment and Alienation ....................................... 41

SECTION 17. Notices ......................................................... 42

SECTION 18. No Set-Off, Counterclaim, Etc. .................................. 42

SECTION 19. Governing Law ................................................... 43
      19.1. Consent to Jurisdiction ......................................... 43
      19.2. Choice of Law ................................................... 43

SECTION 20. Miscellaneous ................................................... 44

SECTION 21. Truth-In-Leasing ................................................ 45

EXHIBIT A: FORM OF LEASE SUPPLEMENT AND RECEIPT ............................. 46

EXHIBIT B: FORM OF AIRCRAFT RETURN RECEIPT AND LEASE TERMINATION ............ 52

EXHIBIT C: FORM OF LETTER OF CREDIT ......................................... 56

                            AIRCRAFT LEASE AGREEMENT

            This AIRCRAFT LEASE AGREEMENT dated as of March 15, 1996 between FIRST SECURITY BANK OF UTAH, N.A., a national banking association organized and existing under the laws of the United States, not in its individual capacity but solely as owner trustee under that certain Trust Agreement dated as of December 10, 1989, by and among the Lessor and the Beneficiaries (defined below), with its principal place of business at 79 South Main Street, Salt Lake City, Utah 84111 ("Lessor"), and PRIME AIR, INC., dba TRANSMERIDIAN AIRLINES, a Texas corporation, with its principal place of business at 2700 Post Oak Boulevard, Suite 2200, Houston, Texas 77056 ("Lessee"),

            WHEREAS, the Lessee desires to lease from the Lessor and the Lessor is willing to lease to the Lessee the aircraft described herein upon and subject to the terms and conditions of this Lease;

            NOW, THEREFORE, in consideration of the mutual promises herein contained, the Lessee and Lessor agree as follows:

            SECTION 1. Definitions. The following terms shall have the following meanings for all purposes of this Lease:

      "Aircraft" means the Airframe, Engines, Appliances, and the Aircraft Documents. Engines and Appliances shall be deemed part of the "Aircraft" whether or not from time to time attached to the Airframe or to another airframe or on the ground.

      "Aircraft Documents" has the meaning given such term in Section 5.11 hereof.

      "Airframe" means the Boeing model 727-251 airframe, manufacturer serial number 21160, registration mark N281US, and component Parts thereof (including landing gear) so long as such Parts shall be either incorporated or installed in or attached to the Airframe or required to be subject to this Lease as provided in Section 5 hereof.

      "Airworthiness Directive" means any airworthiness directive or other mandatory regulation, directive or instruction that the Aviation Authority may from time to time issue and that is required to be carried out on airframes, engines or appliances of the same type as the Airframe, Engines, or Appliances in order to meet the requirements of Aviation Law for the commercial transportation of passengers or cargo.

      "Appliance" means any instrument, mechanism, equipment, apparatus, appurtenance, or accessory, including communications equipment and auxiliary power units, that is used or intended to be used in operating or controlling the Aircraft in flight, and is installed in or attached to the Aircraft, but is not part of the Airframe or Engines, and component Parts thereof, so long as the same shall be either incorporated or installed in or attached to such Appliance or required to be subject to this Lease as provided in Section 5 hereof.

      "Applicable Law" means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority, including, without limitation, the law of the Commonwealth of Massachusetts, and such laws of the United States which prohibit trade with enemies of the United States.

      "Approved Maintenance Program" means the maintenance program of Sun Country Airlines, or another maintenance program applicable to the Aircraft meeting the respective Airframe, Engine, and Appliance manufacturer's recommendations, encompassing scheduled maintenance, condition monitored maintenance, and on-condition maintenance of Airframe, Engines and Appliances, including, but not limited to, servicing, testing, preventive maintenance, repairs, structural inspections, systems checks, approved modifications, service bulletins, engineering orders, Airworthiness Directives, corrosion control inspections and treatments, and which meets the Aviation Law requirements for commercial airline passenger operations and is approved by the appropriate Aviation Authority officer having responsibility for Lessee's operations and maintenance of the Aircraft.

      "Aviation Authority" means the Federal Aviation Administration of the United States Department of Transportation or any successor agency, or any such other governmental authorities from time to time vested with the control and supervision of the Aviation Law, or having jurisdiction over the registration, airworthiness, operation of or other matters relating to the Aircraft or civil aviation in the United States.

      "Aviation Law" means the Applicable Law of United States including all regulations promulgated by the Aviation Authority pursuant to Aviation Law, as amended from time to time, respecting the ownership and operation of aircraft registered or operated in the United States.

      "Basic Rent" means the rent payable for the Aircraft pursuant to Section
3.2 hereof.

      "Beneficiary" means each of American Income Partners V-A Limited Partnership, American Income Partners V-B Limited Partnership, American Income Partners V-C Limited Partnership, and American Income Fund I-A Limited Partnership, each a Massachusetts limited partnership with its principal place of business at 98 North Washington Street, Boston, Massachusetts 02114.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banking institutions are authorized to be closed by Applicable Law in Boston, Massachusetts, or Houston, Texas.

      "C Check" means the inspection, overhaul, repair, preservation and replacement of Parts of the Aircraft, including preventive maintenance, identified as a full block C Check under the Airframe manufacturer's maintenance manuals and planning documents. Such full block C

Check shall include all structural inspections, corrosion control and other work normally completed in conjunction with each block C Check.

      "D Check" means the inspection, overhaul, repair, preservation and replacement of Parts of the Aircraft, including preventive maintenance, identified as a full block D Check under the Airframe manufacturer's maintenance manuals and planning documents, which is also known as a "C 10" check in the Boeing maintenance planning document. Such full block D Check shall include all structural inspections, corrosion control and other work normally completed in conjunction with such block D Check.

      "Default" means an event which with the passage of time or the giving of notice, or both, would constitute an Event of Default.

      "Delivery Date" has the meaning given such term in Section 2.2 hereof.

      "Delivery Location" has the meaning given such term in Section 2.2 hereof.

      "Engine" means each of three Pratt & Whitney model JT8D-15A engines, serial numbers 695256, 700215, and 696523, or any other engine which may from time to time replace an Engine leased hereunder in accordance with the terms hereof, and component Parts thereof, so long as the same shall be either incorporated or installed in or attached to such Engine or required to be subject to this Lease as provided in Section 5 hereof.

      "Event of Default" has the meaning given such term in Section 13 hereof.

      "Event of Loss" shall mean any of the following events with respect to any property:

            (i) loss of such property due to theft, disappearance, destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason;

            (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of an actual, constructive, agreed, arranged, or compromised total loss; or

            (iii) the condemnation, confiscation or seizure of, or requisition of title to such property by private persons or by any governmental or purported governmental authority (but excluding requisition for use or hire not involving requisition of title, provided such requisition for use or hire does not continue for more than sixty days).

      "Expiry" shall mean any of the following: (i) expiration of the Term through the passage of time in accordance with the terms of this Lease, or (ii) termination, cancellation, or rescission of the Lease in accordance with its terms and in accordance with Applicable Law.

      "Guarantor" means one or more guarantors reasonably satisfactory to the Lessor.

      "Guaranty" means a guaranty made by the Guarantor in favor of the Lessor in form and substance reasonably satisfactory to the Lessor.

      "Indemnitee" means (i) the Lessor; the Beneficiary and each partner comprising the Beneficiary; (ii) any Lender; (iii) Equis Financial Group, a Massachusetts general partnership, and (iv) their respective successors, assigns, representatives, employees, officers, directors and agents, and each of them.

      "Lease" shall mean this Aircraft Lease Agreement, as supplemented by the Lease Supplement and Receipt, and as may be amended in accordance with Section 20 hereof.

      "Lease Supplement and Receipt" shall mean a Lease Supplement and Receipt, substantially in the form of Exhibit A hereto.

      "Lender" shall mean any holder of a security interest in the Aircraft and/or assignee of this Lease (or any interest therein), which security interest and/or assignment was acquired in exchange for financing provided to Lessor to acquire the Aircraft or to refinance Lessor's acquisition of the Aircraft.

      "Lessor Liens" means Liens which result from claims against or affecting the Lessor not related to the transactions contemplated by this Lease, or any Lien which Lessor has caused to be placed on the Aircraft as permitted pursuant to Section 19 hereof.

      "Lien" means any mortgage, security interest, lease or other charge or encumbrance or claim or right of others, including, without limitation, rights of others under any airframe, appliance or engine interchange or pooling agreement.

      "Life Limited Component" means any Part that is required either by the Airframe, Engine, Appliance, or Part manufacturer or by the Aviation Authority or by the Approved Maintenance Program to be overhauled or replaced after a certain number of hours, calendar time, cycles, or landings, including without limitation life-limited parts, rotables, and discard items.

      "Maintenance Provider" means Sun Country Airlines, or a recognized service, overhaul and repair agency fully qualified to service, repair and overhaul the Airframe, Engines and Appliances approved by the Aviation Authority, as selected by Lessee and approved in writing by Lessor.

      "Operative Documents" means this Lease (including a Lease Supplement and Receipt), the Guaranty, the Other Lease, and any ancillary documents executed in connection therewith.

      "Other Aircraft" means that certain Boeing model 727-251 aircraft, manufacturer serial number 21159, and registration mark N280US, which Other Aircraft is covered by the Other Lease.

      "Other Lease" means that certain Aircraft Lease Agreement, dated as of March 15, 1996, between First Security Bank of Utah, N.A., not in its individual capacity but sole as owner trustee, as lessor, and Lessee, as lessee, covering the Other Aircraft.

      "Overdue Payment Rate" means 18% per annum.

      "Parts" means all components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature (other than complete engines or appliances) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or any Appliance, including replacement parts.

      "Permitted Liens" means: (i) Lessor Liens; (ii) Liens for Taxes; (iii) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business, including (without limitation) Liens in respect of airport user and en route charges; and (iv) Liens arising out of judgments or awards; provided, however, that with respect to foregoing clauses (ii), (iii), and (iv), the payments associated with the Liens described therein are either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings in the opinion of the Lessor do not involve any danger of the sale, forfeiture, confiscation, seizure or loss of the Airframe or any Engine or interest therein.

      "Rent" means Basic Rent, Reserves, and Supplemental Rent.

      "Rent Payment Date" means the day of each calendar month following the Delivery Date which corresponds to the Delivery Date (or, if any such month does not have such a corresponding day then the last day of such month) during the Term.

      "Reserves" has the meaning given to such term in Section 3.6 hereof.

      "Reserve Tasks" has the meaning given to such term in Section 3.6 hereof.

      "Return Date" has the meaning given to such term in Section 6.1 hereof.

      "Return Location" has the meaning given to such term in Section 6.1 hereof.

      "Security Deposit" has the meaning given to such term in Section 3.5 hereof.

      "Stipulated Loss Value" has the meaning given to such term in Section
10.4.1 hereof.

      "Supplemental Rent" means all amounts, liabilities, indemnifications and obligations of any kind whatsoever (other than Basic Rent but including any payment of Stipulated Loss Value or any amount calculated by reference thereto) which the Lessee is obligated to pay in accordance with the terms of this Lease.

      "Tax" has the meaning given to such word in Section 8.1 hereof.

      "Term" means the Initial Term, as defined in Section 3.1.1 hereof, together with any extensions provided in Section 3.1.2.

      "US$ and Dollars" means the lawful currency of the United States.

            SECTION 2. Lease and Delivery of the Aircraft.

      2.1. Lease, Lessee's Obligations, and Conditions Precedent.

      The Lessor agrees to lease to the Lessee, and the Lessee agrees to lease from the Lessor, the Aircraft, on the terms and conditions of this Lease.

      (x) On or before the Delivery Date, the Lessor shall deliver the Aircraft in the following condition: (1) fresh from C Check and D Check; (2) with Aging Aircraft Modification Service Bulletins 55-71, 53-144, and 53-159 completed; (3) current under an approved Corrosion Prevention and Control Program (4) with all Airworthiness Directives cleared for no less than 3,000 hours or one year; (5) with all installed Airframe Life Limited Components (excluding landing gear) cleared for a minimum of 3,000 hours (or zero time in the case of an Airframe Life Limited Component with a total useful life of less than 3,000 hours), or 365 days in the case of an Airframe Life Limited Component controlled by calendar time, in each case as required by the Northwest Airlines maintenance program; provided, however, that the Lessor shall not be responsible for delays arising out of an occurrence of a force majeure.

      (y) The Lessee's obligation to lease the Aircraft shall be conditioned upon the Aircraft not having suffered an Event of Loss prior to the Delivery Date, and being in the following condition (the "Conditions Precedent to Lessee's Acceptance") at Lessor's expense: (1) with 170 same-class seats installed; (2) with a refurbished passenger interior; (3) with windshear detection installed; (4) with the fuselage painted all white and the wings painted gray; (5) with an eleven parameter digital flight data recorder installed; (6) with maximum take-off weight upgraded to 194,500 pounds and zero fuel weight increased to 141,000 pounds; (7) with a current and valid certificate of airworthiness issued by the Aviation Authority; and (8) with all systems operating normally. The Lessee shall be entitled to a predelivery inspection of the Aircraft that shall include a full borescope and power assurance check on all Engines and the auxiliary power unit and a test flight, all at Lessor's expense. At any such predelivery inspection and flight Lessee's representatives may be accompanied by an Aviation Authority Designated Airworthiness Representative. Lessor shall exercise reasonable efforts to cause the Aircraft to meet the Conditions Precedent to Lessee's Acceptance on the Delivery Date. In the event that the

Aircraft does not meet the Conditions Precedent to Lessee's Acceptance on the Delivery Date, then Lessee shall have the right to terminate this agreement by written notice to Lessor. In no event shall Lessor be liable to Lessee for breach of contract or consequential damages if the Aircraft does not meet the Conditions Precedent to Lessee's Acceptance.

      The Lessor's obligation to lease the Aircraft shall be conditioned upon the absence of any Default hereunder, the absence of any materially adverse change in the Lessee's financial condition or prospects from the date of this Lease to the Delivery Date, and the performance by Lessee of each of the following obligations on or before the Delivery Date (unless a sooner date is specified), all in form and substance satisfactory to Lessor and its counsel:

            2.1.1. Execution of Operative Documents. The Lessee shall have executed and delivered this Lease, the Lease Supplement and Receipt (dated the Delivery Date), and each other Operative Document to which it is a party, and each Guarantor shall have executed and delivered the Guaranty, including written directions for notices to the Guarantor;

            2.1.2. Evidence of Legal Authority to Lease and Operate the Aircraft. [INTENTIONALLY OMITTED];

            2.1.3. Evidence of Corporate Authority. The Lessee shall have delivered to the Lessor certified resolutions of the board of directors of the Lessee and each Guarantor, duly authorizing the execution, delivery and performance of this Lease, the other Operative Documents to which the Lessee or either Guarantor is a party, and other satisfactory evidence as may be requested by Lessor that the Lessee and each Guarantor have taken all corporate action necessary to authorize the Operative Documents and the transactions contemplated hereby, together with an incumbency certificate as to the person or persons authorized to execute and deliver the same;

            2.1.4. Evidence of Insurance. The Lessee shall have delivered to the Lessor reports and certificates of insurance in compliance with the requirements of Section 10 hereof;

            2.1.5. Opinion of Counsel. At Lessee's expense, the Lessor shall have received a favorable opinion addressed to Lessor from counsel to Lessee, dated the Delivery Date and in form and substance reasonably satisfactory to the Lessor;

            2.1.6. Payment of Security Deposit. Lessor shall have received payment of the Security Deposit.

      2.2. Delivery. The Aircraft shall be delivered to the Lessee "AS IS," "WHERE IS," AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTIONS 4.3 HEREOF. Lessee shall accept delivery of the Aircraft at Smyrna Airport, Smyrna, Tennessee, or such other place as may be mutually agreed upon in writing by the Lessor and Lessee (the "Delivery Location") and on a date as soon as practicable (the "Delivery Date", which date shall be the date of the Lease Supplement and Receipt). Upon tender of delivery hereunder by the Lessor, Lessee shall immediately inspect the Aircraft and accept delivery of the Aircraft. Upon acceptance of the Aircraft, the Lessee shall execute and deliver the Lease Supplement and Receipt to the Lessor, which shall constitute, without further act, unconditional and irrevocable acceptance by the Lessee of the Aircraft under, and for all purposes of, this Lease and as being airworthy, in accordance with specifications, in good working order and repair and without defect or inherent vice in condition, design, operation or fitness for use, whether or not discoverable by the Lessee on the Delivery Date. There shall be attached to the Lease Supplement and Receipt Schedule 3, signed by both parties, setting forth qualifications affecting the return conditions set forth in Section 6 hereof.

            SECTION 3. Term and Rent.

      3.1. Term.

            3.1.1. Initial Term. The term for which the Aircraft is leased hereunder (the "Term") shall be twenty-nine (29) months, commencing on the Delivery Date, unless Expiry occurs sooner pursuant to the express provisions of this Lease.

            3.1.2. Extensions. Provided in each case that no Event of Default has occurred and is continuing, that no material adverse change has occurred to the financial condition of Lessee or either Guarantor, and that Lessee has provided Lessor with irrevocable written notice sixty days in advance, then Lessee, may, at its option, extend the Term beyond the Initial Term as follows: (i) up to a time to coincide with the expiration of the then-current C Check; and/or (ii) if the Lessee elects to install hushkits in accordance with Section 3.7 hereof, for an additional sixty
      (60) months from the first Rent Payment Date following hushkit installation.

      3.2. Basic Rent. The Lessee shall pay to the Lessor monthly rental for the Aircraft (the "Basic Rent"), payable in advance on each Rent Payment Date during the Term, in the amount of Eighty Thousand United States Dollars (US$80,000) for the second through the nineteenth months of the Term, and in the amount of Seventy Thousand United States Dollars (US$70,000) for the twentieth through the twenty-ninth months of the Term; provided, however, that if the Lessee elects to install hushkits in accordance with Section 3.7 hereof, the Lessee shall pay Basic Rent in the amount of One Hundred Fifteen Thousand United States Dollars ($115,000), subject to adjustment as set forth in Section 3.7, from the first Rent Payment Date following hushkit installation for the remainder of the Term (i.e., sixty months). Basic Rent to cover an extension of the Term less than a calendar month to coincide with expiration of the then-current C Check shall be calculated per diem. Basic Rent shall be abated during the first month of the Term.

      3.3. Method of Payment. All Rent hereunder shall be paid by the Lessee not later than 2:00 P.M., North Carolina time, on the date due thereof in U.S. Dollars and in immediately available funds to the Lessor by deposit to:
            National Westminster Bank
            80 Pine Street
            New York, New York 10005
            ABA#021-000-322
            Acct.#2181-01-7585
            Acct. Name: Equis Financial Group
            Reference: AFG TransMeridian

or to such other account as the Lessor shall specify to the Lessee in writing. Any Rent due on a day which is not a Business Day shall be due on the next Business Day.

      3.4. Supplemental Rent. The Lessee also agrees to pay to the Lessor any and all Supplemental Rent promptly as the same shall become due and owing. In the event of any failure on the part of the Lessee to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity in the case of nonpayment of Basic Rent. The Lessee will also pay, on demand, as Supplemental Rent, an amount equal to interest at the Overdue Payment Rate on any part of any payment of Rent not paid on the date it becomes due for any period for which the same shall be overdue.

      3.5. Security Deposit. Upon the execution of this Lease, Lessee shall make a deposit, in cash, with Lessor or deliver to Lessor a letter of credit in favor of Lessor, in an amount equal to One Hundred Sixty Thousand United States Dollars (US$160,000) to serve as security for Lessee's full and faithful performance of all of its obligations under this Lease (the "Security Deposit"). If Lessee fails to pay Rent or any other sums due or fails to perform any of the other terms or provisions of this Lease or is otherwise in Default hereunder, in addition to all other rights Lessor shall have, Lessor may use, apply or retain all or any portion of the Security Deposit in partial payment for any sums it may in its discretion advance as a result of a Default by the Lessee or to apply toward losses or expenses Lessor may suffer or incur as a result of such Default. If Lessor uses or applies all or any portion of the Security Deposit, such application shall not be deemed a cure of any Default, and Lessee shall immediately upon receipt of written demand from Lessor pay an amount necessary to restore the Security Deposit to its required amount, and the failure to do so shall be an Event of Default without further notice. In the event that the Lessee does not make timely payments of Basic Rent in any two consecutive months during the Term, the Lessor, without limitation to any other rights and remedies hereunder, may on each such occasion require the Lessee to increase the Security Deposit by an amount equal to one payment of Basic Rent.

            3.5.1. The Security Deposit shall remain in effect until after the Aircraft is returned in the condition required by this Lease. Any letter of credit shall have a stated termination date thirty days after expiration of the Term. Lessee shall not be entitled to off-set any Rent against the Security Deposit. After the return of the Aircraft in the condition required by this Lease, Lessor shall return the Security Deposit, without interest, provided that Lessee has otherwise fulfilled all its obligations hereunder.

            3.5.2. If Lessee shall provide a letter of credit, it must (A) be issued or confirmed by a United States money center bank acceptable to Lessor in its sole discretion; (B) provide that it is irrevocable; (C) provide that it shall be automatically extended throughout the Term and until thirty days after expiration of the Term, unless eighty days prior to expiration of the letter of credit the issuing or confirming bank notifies Lessor in writing by registered mail, return receipt requested, that the letter of credit shall expire; (D) be available by sight payment;
      (E) provide for partial draws; and (F) be substantially in the form attached hereto as Exhibit C. Lessor shall be entitled to draw the entire amount of the letter of credit (i) upon an Event of Default, including, without limitation, failure of Lessee to accept delivery of or lease the Aircraft in accordance herewith; or (ii) if it receives notice by the issuing bank or Lessee that the letter of credit shall expire, or not be renewed as required hereunder during the Term of this Lease and until thirty days after expiration of the Term and it has not been replaced or extended within sixty (60) days prior to its expiration. In addition to any other amounts Lessee shall pay hereunder, Lessee shall pay all costs of maintaining the letter of credit and pay Lessor any expenses incurred in exercising its rights to draw on such letter of credit, including any attorney's fees required to enforce its rights.

      3.6. Reserves. D Checks; C Checks; Engine HSI, EHM1 and EHM2; landing gear overhauls; and APU shop visits are collectively and individually referred to as "Reserve Tasks." In addition to monthly installments of Basic Rent, Lessee shall pay to Lessor an hourly payment to be reserved for Reserve Tasks as follows:

            3.6.1. The Lessee shall, on or before the 10th day of each month during the Term of this Lease, submit to Lessor a true summary of the Aircraft usage for the preceding month, specifying the number of flight hours the Aircraft shall have flown in such month. Such usage shall be determined by Lessee by reference to the Aircraft operating logs, subject to audit and verification by Lessor. On or before the 15th day of each month, Lessee shall pay to Lessor for each flight hour the Aircraft was operated during the immediately preceding month the following amounts applicable to the specified Reserve Tasks: for D Check, US$50; for C Checks, US$50; for Engine HSI, EHM1 or EHM2 US$60 per Engine, and applicable per specific Engine (a separate Engine Reserve shall be established and maintained for each Engine); for complete landing gear overhaul, US$12, combined for all landing gear; and for APU shop visits, US$3. The foregoing amounts shall be collectively or individually referred to as "Reserves." Reserves applicable to an Engine shall be payable only for flight hours such Engine is operated; provided that Reserves shall be applicable to the spare engine provided by Lessor pursuant to Section 5.3.1.

            3.6.2. Lessee shall obtain Lessor's prior written approval of Reserve Tasks and the cost thereof. Upon submission by Lessee to Lessor of invoices or receipts evidencing the performance of a Reserve Task in accordance with the provisions hereof, Lessor shall, provided that an Event of Default shall not have occurred and be continuing, promptly reimburse Lessee from Reserves corresponding to the Reserve Task, but not in an amount to exceed the actual invoices or receipts, and not in excess of Reserves actually received for the corresponding Reserve Task, and not for repairs arising as a result of foreign object damage, an insured occurrence, or operational mishandling. Except as expressly set forth below in subsection 3.6.4, if, on any occasion, Reserves actually received are insufficient to pay for the corresponding Reserve Task, the shortfall shall be for the account of the Lessee and may not be carried forward or made the subject of any further claim for payment.

            3.6.3. Reserves shall be and remain the property of the Lessor until disbursed. All undisbursed Reserves, upon Expiry, shall be retained by Lessor as additional Rent for the Aircraft. Lessor shall be under no obligation to segregate Reserves, and may mingle Reserves with other funds.

            3.6.4. Lessor Contribution for Reserve Tasks. Only for the first Reserve Task for each Engine during the Term, the Lessor shall be responsible for any expense in excess of Reserves actually received necessary to restore the Engine to no less than 7,000 hours and 3,000 cycles. Lessor, at its option, may substitute a serviceable engine, which shall become a replacement Engine, in lieu of bearing the expense for restoring an Engine.

      3.7. Hushkits. Lessee may elect to hushkit the Aircraft, subject to the following terms and conditions: (i) Lessee shall provide Lessor with reasonably advance irrevocable written notice of its election to hushkit the Aircraft after the twenty-fourth month of the Term; (ii) no Event of Default shall have occurred and be continuing; (iii) no material adverse change in the financial condition of the Lessee or either Guarantor shall have occurred; (iv) the Lessor shall pay for the acquisition and installation of the hushkits directly or shall reimburse the Lessee for the same up to a maximum of Two Million Seven Hundred Thousand Dollars ($2,700,000), and the Lessee shall pay any costs related to the hushkits of the installation thereof in excess of such amount; (v) the Term shall be extended in accordance with Section 3.1.2 above; (vi) the Basic Rent shall be increased in accordance with Section 3.2 above; and (vi) title to the hushkits shall transfer to Lessor. Provided, however, the Lessor's obligation to purchase and install hushkits shall be conditioned upon the Lessor's ability to acquire and install the hushkits for a total price to Lessor of $2,700,000 and to finance 100 per cent of such price at an interest rate of Citibank prime plus one over five years; further provided, that if the foregoing conditions precedent are not met, the Lessor's obligation to purchase and install the hushkits shall be subject to a mutually agreeable adjustment to the Basic Rent amount following hushkit acquisition and installation. Provided Lessor has approved in advance the schedule for installation of the hushkits, Rent shall be abated during hushkit installation.

            SECTION 4. Representations, Warranties and Miscellaneous Covenants.

      4.1. The Lessee's Representations and Warranties. The Lessee represents and warrants as follows:

            4.1.1. Organization and Qualification. The Lessee is a corporation duly incorporated in and validly existing under the laws of Texas, possessing perpetual corporate existence, having the capacity to sue and be sued in its own name, has full power, legal right and authority (corporate and otherwise) to carry on its business as currently conducted, to own and hold under lease its properties and to execute, deliver and perform and observe the provisions of this Lease and other Operative Documents to which it is a party, and is duly qualified to do business in good standing wherever the nature of its business makes such qualification necessary.

            4.1.2. Corporate Authorization. The execution, delivery, and performance by the Lessee of this Lease and each of the other Operative Documents to which it is or will be a party (A) have been duly authorized by all necessary corporate action on behalf of the Lessee, (B) do not require the consent or approval of the Lessee's stockholders or of any trustee or the holders of any indebtedness or obligations of the Lessee (except such as have been obtained, and certified copies of which have been furnished to the Lessor), (C) do not contravene any existing Applicable Law to which the Lessee is subject, (D) do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which the Lessee is a party or is subject or by which it or any of its assets are bound, (B) do not contravene the Lessee's charter or by-laws, or any other provisions of Lessee's constitutive documents, and (F) do not and will not result in the creation or imposition of or oblige Lessee to create any Lien on or over the Aircraft other than any Permitted Lien.

            4.1.3. Government Approval. Excepting only requirements covered in
      Section 4.4.6 below, every consent, authorization, and approval required by the Lessee to enable it to carry on its business or required by it to authorize or in connection with the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence, or effectiveness of this Lease and the other Operative Documents to which Lessee is or will be a party or the performance by it of any of its obligations under this Lease and each of the other Operative Documents to which it is or will be a party has been duly obtained or made and is in full force and effect and there has been no default in observance or performance of any of the conditions, restrictions (if any), imposed on or in connection with any such consent or approval or sanction. At Delivery, the Lessee will have and will thereafter maintain valid all necessary certificates and licenses for the operation of (a) its business as an airline operating scheduled or charter flights for the carriage of passengers and cargo and (b) the Aircraft on such flights; the Lessee is not exempt from the obtaining of any such certificates or licenses usually required by commercial airline operators.

            4.1.4. Valid and Binding Agreements. This Lease constitutes the legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective terms.

            4.1.5. Litigation. There are no unsatisfied judgements against Lessee, and there is no pending or, to the best of the Lessee's knowledge, threatened action or proceeding affecting the Lessee before any court, tribunal, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Lessee or the ability of the Lessee to perform its obligations under the Lease.

            4.1.6. Financial Condition. The Lessee is not in default in the performance of any of its obligations (A) for the payment of indebtedness for borrowed money or any interest or premium thereon or (B) for the payment of rent under any lease or agreement to lease real, personal or mixed property. The Lessee has not taken nor proposes to take any corporate action nor have any other steps or administrative or legal proceedings been taken or started or threatened against it for the winding-up, dissolution, reorganization or amalgamation of the Lessee or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of the Lessee or all or any of its revenues or assets nor has the Lessee sought any other relief under any applicable insolvency or bankruptcy law.

            4.1.7. Accuracy and Disclosure of Information. All information furnished by the Lessee to the Lessor in connection with this Lease and the Operative Documents and the transactions contemplated hereby and thereby, was and remains true and correct in all respects and there are no other facts or considerations the omission of which would render any such information misleading. The Lessee has fully disclosed in writing to the Lessor all facts relating to the Lessee which the Lessee knows or should reasonably know and which might reasonably be expected to influence the Lessor in deciding whether or not to enter into this Lease and to lease the Aircraft to the Lessee hereunder.

      4.2. Representations and Warranties of the Lessor. The Lessor makes the following representations and warranties:

            4.2.1. Due Organization. The Lessor is a national banking association duly organized and validly existing in good standing under the laws of the United States, and has the power and authority to enter into and perform its obligations under this Lease and the Lease Supplement and Receipt, and any other documents delivered by lessor in connection therewith;

            4.2.2. Due Authorization; Enforceability. This Lease has been, and the Lease Supplement and Receipt to which the Lessor is a party will be, duly authorized, executed and delivered by the Lessor, and, assuming due authorization, execution and delivery thereof by the other parties hereto and thereto, are, or in the case of the Lease

      Supplement and Receipt will be, legal, valid and binding obligations of the Lessor, enforceable in accordance with their respective terms.

            4.2.3. No Violation. The execution and delivery by the Lessor of this Lease are not, and the execution and delivery by the Lessor of the Lease Supplement and Receipt will not be, and the performance by the Lessor of its obligations under each of the foregoing documents will not be, inconsistent with its partnership agreement or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to it, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Lessor is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local governmental authority or agency, except such as have been obtained, given or accomplished.

            4.2.4. Ownership of Aircraft. On the Delivery Date, the Lessor shall have full legal title to the Aircraft, free and clear of all Liens except any Lien which Lessor caused to be placed on the Aircraft as permitted pursuant to Section 19 hereof.

            4.2.5. Confidentiality of Lessee Information. Except as required by law, Lessor shall keep all Lessee's and the Guarantors' financial information confidential and not to disclose or reveal any such financial information to any person other than those employed by Lessor or on Lessor's behalf who are actively and directly participating in the evaluation of Lessee.

      4.3. Disclaimer and Acknowledgement of Disclaimer: Waiver of Consequential Damages. THE AIRCRAFT SHALL BE LEASED BY THE LESSOR TO THE LESSEE "AS IS" AND "WHERE IS," WHICH IS ACKNOWLEDGED AND AGREED TO BY THE LESSEE. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN 4.2 ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR HAS NOT MADE, SHALL NOT BE CONSIDERED TO HAVE MADE, AND SPECIFICALLY DISCLAIMS
(1) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT, REGARDING CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, FITNESS FOR USE FOR A PARTICULAR PURPOSE, QUALITY OF MATERIALS OR WORKMANSHIP, OR ABSENCE OF DISCOVERABLE OR NONDISCOVERABLE DEFECTS; (2) ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE); AND (3) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO CONDITIONS PRECEDENT TO LESSEE'S ACCEPTANCE.

      THE LESSEE HEREBY WAIVES, RELEASES, DISCLAIMS AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES.

      THE LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY TO THE LESSEE WHETHER ARISING IN CONTRACT OR TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, AND LESSEE HEREBY DISCLAIMS AND WAIVES ANY RIGHT IT WOULD OTHERWISE HAVE TO RECOVER FOR (1) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DURING THE TERM DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN; (2) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING TO IT; OR (3) ANY CONSEQUENTIAL DAMAGES, INCLUDING THOSE FOR INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS, OR FOR CONSEQUENTIAL DAMAGES AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY THE LESSOR OF ANY OF THE AGREEMENTS, REPRESENTATION, OR WARRANTIES OF THE LESSOR CONTAINED IN THIS LEASE; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL RELIEVE LESSOR OF ANY RESPONSIBILITY OR LIABILITY TO LESSEE FOR, OR CONSTITUTE A WAIVER BY LESSEE OF RIGHTS WITH RESPECT TO (a) ANY BREACH BY LESSOR OF THE COVENANT SET FORTH IN SECTION 4.5 HEREOF, OR (b) LESSOR'S OBLIGATIONS PURSUANT TO SECTIONS 3.6.4 AND 5.5 HEREOF.

      4.4. Lessee's Miscellaneous Covenants.

            4.4.1. Maintenance of Corporate Status; No Merger or Consolidation. Lessee will preserve and maintain its corporate existence and such of its rights, privileges, licenses and franchises in any jurisdiction where failure to obtain such licensing or qualification would have a material adverse effect upon Lessee. The Lessee shall not consolidate or merge with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of, whether in one transaction or a series of related transactions, any of its assets if the aggregate value thereof represents all or substantially all of its assets. Lessee shall not (A) voluntarily suspend its certificated operations; or (B) voluntarily or involuntarily permit to be revoked, canceled or otherwise terminated all or substantially all of the franchises, concessions, permits, rights or privileges required for the conduct of business and operations of Lessee or the free and continued use and exercise thereof.

            4.4.2. Notice of Default or Adverse Occurrence. The Lessee shall promptly inform the Lessor of any occurrence of which it becomes aware which might adversely affect its ability to perform any of its obligations under this Lease and the other Operative Documents to which the Lessee is a party or the ability of either Guarantor to perform its obligations under the Guaranty and, without prejudice to the generality of the foregoing, it will inform the Lessor of the occurrence of or the existence of a Default forthwith upon becoming aware of such Default.

            4.4.3. Maintenance of Consents and Approvals. The Lessee shall obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed on, or in connection with, every consent, license, authorization, approval, filing and registration obtained or effected in connection with this Lease and the Operative Documents, or which may from time to time be necessary under Applicable Law for the continued due performance of all obligations of the Lessee under this Lease, including without limitation qualifications to operate the Aircraft in accordance with Aviation Law, and under the other Operative Documents. Where it is required under Applicable Law with respect to this Lease or under any Operative Document, consent, approval, sanction, to stamp, file, register or attend to any act, matter or thing, Lessee will do so promptly and within any applicable prescribed time period in respect thereof.

            4.4.4. Change of Locale. Lessee will not, without prior written notice to Lessor, change its principal place of business or chief executive office if there is more than one place of business.

            4.4.5. Financial Information and Reports. The Lessee shall provide the Lessor (i) as soon as available after the end of each fiscal year of each of the Lessee and each Guarantor, the Lessee's and each Guarantor's respective consolidated balance sheet, together with related statements of income, retained income and cash flows, all in reasonable detail and prepared in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accounts, and reviewed by an unaffiliated auditing firm; and (ii) with such other information respecting the Lessee's or either Guarantor's financial condition or operations as the Lessor may from time to time reasonably request, including without limitation quartery financial information after a material adverse change in the financial condition of Lessee or either Guarantor. The Lessee's fiscal year ends December 31. Each Guarantor's fiscal year ends October 31.

            4.4.6. Evidence of Legal Authority to Lease and Operate the Aircraft. No later than thirty days after the Delivery Date, the Lessee shall have obtained all licenses, permits and approvals required with respect to the Aircraft by the Aviation Authority or Applicable Law for the lease of the Aircraft, and for the commercial operation thereof by the Lessee, and Lessee shall provide Lessor with certified copies of such; provided, however, that if Lessee is unable to obtain the requisite approvals by such date despite its diligent efforts to do so, such date shall be extended, subject to Lessor's consent not to be unreasonably withheld.

      4.5. Lessor's Covenant of Quiet Enjoyment. The Lessor agrees that, so long as no Event of Default shall have occurred and be continuing, neither the Lessor nor anyone validly claiming through or under the Lessor will take (or fail to take) any action, the taking (or failure to take) of which causes interference with the Lessee's peaceful and quiet use, operation and possession of the Aircraft under this Lease.

            SECTION 5. Operation, Maintenance, Possession

      5.1. Title. Title to the Aircraft shall remain vested in Lessor.

      5.2. Operation. Lessee agrees not to operate the Aircraft unless the Aircraft is covered by insurance as required by the provisions of Section 10 hereof or contrary to the terms of such insurance. Lessee agrees not to (i) operate the Aircraft except in a passenger configuration, in commercial or other operations for which Lessee is duly authorized by the Aviation Authority; or
(ii) use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed or reasonably suitable. Lessee will not permit the Airframe, an Engine or Appliance to be maintained, used or operated during the Term in violation of any Applicable Law, or contrary to any manufacturer's operating manuals or instructions. Lessee shall pay all costs incurred in the operation of the Aircraft, including but not limited to flight crews, cabin personnel, fuel, oil, lubricants, maintenance, insurance, landing and navigation fees, airport charges, passenger service and any and all other expenses of any kind or nature, arising directly or indirectly in connection with or related to the use, movement and operation of the Aircraft by Lessee during the Term, with respect to obligations incurred during the Term. The obligations of Lessee under this provision shall survive the end of the Term.

      5.3. Maintenance in General. Lessee, at its own cost and expense, shall
(i) service, repair, maintain and overhaul the Airframe, each Engine, and each Appliance so as to keep the same in as good operating condition as when delivered to Lessee hereunder, and in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under Aviation Law, and (ii) at a minimum, give the Aircraft the same level of attention and maintenance as the Lessee affords to the other aircraft in its fleet, including Airworthiness Directive compliance and level of incorporation, improvements, repairs, cleanliness, and correction of items of a cosmetic nature (such as hail damage), and the "build standard" applicable to all Engine shop visits with regard to both exhaust gas temperature and Life Limited Components, except where the terms of this Lease dictate higher standards; and (iii) maintain the Aircraft in compliance with the requirements of the Airframe manufacturer's aging aircraft and corrosion control program document and supplemental inspection document as periodically revised. Included within the obligation of maintenance and repair is the obligation and affirmative undertaking by Lessee to replace from time to time all worn or defective Parts, to the extent required to cause the Aircraft to be in an airworthy condition in all respects, and covered by an effective commercial passenger transport category certificate of airworthiness at all times except during those periods when the Aircraft is undergoing maintenance or repairs as required by this Lease. Selection of a Maintenance Provider shall be subject to Lessor's prior written approval; provided, Lessor consents to Sun Country Airlines as a Maintenance Provider. All maintenance (other than routine flight line maintenance) shall be performed by the Maintenance Provider in accordance with the Approved Maintenance Program, provided that C Checks shall be supervised by the Maintenance Provider.

            5.3.1. Lessor Provision of Spare Engine. For a period mutually agreed to in advance in writing, Lessor shall provide at its expense a spare engine suitable for installation on the Aircraft and on the Other Aircraft to enable Lessee to accomplish the first Reserve Task on each Engine and the first Reserve Task on each engine installed on the Other Aircraft. The Lessee shall pay Reserves for each flight hour such spare engine is operated in Lessee's service. Lessor, at its option, may substitute a serviceable engine, which shall become a replacement Engine, in lieu of providing a spare engine.

      5.4. Parts.

            5.4.1. Unless the Airframe, an Engine or an Appliance has suffered an Event of Loss, Lessee, at its own cost and expense, will during the Term promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee shall replace such Parts as promptly as practicable with replacement Parts. All replacement Parts shall be of the same modification status, shall be free and clear of all Liens except Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

            5.4.2. All Parts at any time removed from the Airframe, an Engine or an Appliance shall remain the property of Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Airframe, Engine, or Appliance and that meet the requirements for replacement Parts specified in this Section 5. Immediately upon any replacement Part becoming incorporated or installed in or attached to such Airframe, Engine, or Appliance, without further act, (i) title to such replacement Part shall thereupon vest in Lessor; (ii) such replacement Part shall become subject to this Lease and be deemed part of such Airframe, Engine, or Appliance, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine or Appliance; and
      (iii) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor and shall no longer be deemed a Part hereunder.

      5.5. Airworthiness Directives. Except as expressly provided below, Lessee agrees to comply with all Airworthiness Directives which become due during the Term. All Airworthiness Directives shall be accomplished in strict compliance with all issuing agency's specific instructions. Lessee shall comply with all Airworthiness Directives at its sole cost and expense up to a maximum of US$15,000 per any one Airworthiness Directive and up to a maximum of US$100,000 in the aggregate for any twelve-month period during the Term. If the Lessee's cost of complying with any Airworthiness Directive that must be accomplished during the Term exceeds the foregoing maximums, then Lessee may, by written notice to Lessor, elect not to pay any portion of the cost of complying with such Airworthiness Directive costing in excess of the foregoing maximums, in which event Lessor shall have the right to comply with the Airworthiness Directive at its own expense, or by written notice to the Lessee within 15 days following receipt of such notice from Lessee, may advise Lessee that Lessor shall not perform such Airworthiness Directive (the "Excepted AD"), in which case the Lease shall terminate, effective upon the earlier of the end of the Term or the final compliance date for the Excepted AD, whereupon the Lessee shall return the Aircraft to the Lessor in accordance with the provisions of Section 6 hereof, excepting only the Excepted AD and the C Check required by Section 6.5.1.

      5.6. Service Bulletins. Lessee agrees, at its sole cost and expense, to incorporate into the Aircraft all those Airframe, Engine, and Appliance manufacturer and other vendor service bulletins which Lessee plans to adopt during the Term for the rest of its 727-200 aircraft fleet. The Aircraft, with respect to the rest of Lessee's fleet, shall not be discriminated against in service bulletin compliance or other maintenance matters.

      5.7. Optional Modifications. Lessee shall not, without Lessor's prior written consent, make any major modifications, alterations or additions (collectively, "Optional Modifications") to the Aircraft. For purposes of this
Section 5, the term Optional Modifications shall include, but shall not be limited to, (i) changes to the Aircraft structure or performance, and (ii) changes which could adversely affect spare parts, interchangeability or replaceability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO OPTIONAL MODIFICATION SHALL BE MADE WHICH HAS THE EFFECT OF DECREASING THE UTILITY OR VALUE OF THE AIRCRAFT OR ADVERSELY AFFECTS ITS AIRWORTHINESS OR USE FOR TRANSPORTING PASSENGERS IN COMMERCIAL SERVICE. All Optional Modifications shall be accomplished by Lessee at its own expense. Lessee shall provide advance copies of all drawings and data to be used by Lessee in accomplishing such Optional Modifications for Lessor's approval prior to such work. In the event Lessor does not consent to certain Optional Modifications to the Aircraft desired by Lessee, Lessor may give its qualified consent in writing to Lessee to accomplish such modifications which are unacceptable to Lessor on the condition that Lessee agrees to remove all such unacceptable modifications accomplished by Lessee and to reconstruct the modified areas to their original configuration in a good and workmanlike manner prior to return of the Aircraft to Lessor. In the event of Lessor's granting such qualified consent in writing, Lessee shall, at Lessee's sole expense, accomplish all such Optional Modifications, removal of such modifications and required reconstruction necessary to return the Aircraft to Lessor in its original configuration at the end of the Term.

      5.8. Reports. Lessee shall furnish to Lessor the following reports on monthly basis: (i) the hours and cycles operated by the Airframe; (ii) the hours and cycles operated by each of the Engines (noting their location). Lessee shall furnish to Lessor the following reports on quarterly basis: (iii) scheduled and unscheduled Engine and Appliance changes; (iv) monthly aircraft maintenance planning sheet; (v) monthly deferred items carried forward; (vi) damage reports;
(vii) a list of those service bulletins, Airworthiness Directives and engineering modifications issued during such month and applicable to the Aircraft, whether or not incorporated on the Aircraft; (viii) copies of any written communications with manufacturers with respect to defects or malfunctions of the Aircraft or such other matters; and (ix) C Check, D Check, and Engine shop visit scheduled dates. In addition, Lessee shall notify Lessor of all accidents, cases of significant theft or vandalism, extended periods of Aircraft grounding for cause, and insured occurrences as promptly as practicable.

      5.9. Right to Inspect. Lessor and its agents shall have the right to inspect the Aircraft or the Aircraft Documents at any reasonable time, upon giving Lessee reasonable notice, to ascertain the condition of the Aircraft and to satisfy Lessor that the Aircraft is being properly repaired and maintained in accordance with the requirements of this Lease. All repairs which shall be shown by the inspection or survey to be required shall be made at Lessee's expense in accordance with the Approved Maintenance Program. All required repairs shall be performed as soon as practicable after such inspection. In the event of a dispute between Lessor and Lessee as to the proper performance by Lessee of the repairs required hereunder, the decision of the manufacturer of the Airframe, Engines, Appliances, or Part(s) (as applicable) shall control. Lessee shall be responsible for payment of all expenses of the manufacturer incurred in connection with the rendering of its decision. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making such inspection.

      5.10. Damage and Repairs. All damage to the Aircraft shall be documented and any repair to the Aircraft shall be documented and accomplished pursuant to the applicable manufacturer's structural repair manual instructions and (where applicable) the Approved Maintenance Program. Lessee shall have all repairs accomplished on the Aircraft by an Aviation Authority-authorized and approved agency. Such repairs shall be permanent. Repairs to the skin of the Aircraft shall be flush and not merely patched, unless otherwise specified in the Airframe manufacturer structural repair manual. Lessee shall notify Lessor and the manufacturer of any repair to the structure or skin of the Aircraft or any other repair costing in excess of One Hundred Thousand Dollars (US$ 100,000) promptly after its being made (but in any event no later than fifteen (15) calendar days thereafter); provided, however, that Lessor shall have no liability to Lessee or third parties with regard to such repair or the quality thereof and Lessee shall indemnify and hold Lessor harmless with regard thereto. All technical and engineering data, calculations, drawings, and documentation covering major repairs shall become a permanent part of the Aircraft Documents. Any disagreement between Lessor and Lessee as to what constitutes a "major" repair or a "permanent" repair shall be referred to the applicable manufacturer and the Aviation Authority.

      5.11. Aircraft Documents. Lessee, at its expense, will at all times maintain and preserve all flight records, maintenance records, historical records, modification records, overhaul records, manuals, logbooks, authorizations, drawings and data required or recommended by the Airframe, Engine, Appliance, or any Part manufacturer, or required from time to time by the Aviation Authority with respect to the Aircraft, including without limitation shop records detailing service checks, inspections, tests, repairs, or overhauls. All documentation of any type referred to in the preceding sentence is herein individually and collectively referred to as the "Aircraft Documents." Records produced by electronic data processing or other automated means are not acceptable, except as summary documents accompanied by original, or manual, records, unless specifically approved by the Lessor in writing. Aircraft Documents pertaining to maintenance shall contain verification of accomplishment and quality assurance by actual identifiable signature. All Aircraft Documents shall be the property of the Lessor. All Aircraft Documents shall be stored by Lessee during the Term at a secure facility, and Lessee shall notify Lessor in writing of the location of such facility. All Aircraft Documents will be at all times kept current and up to date in order to facilitate Lessor's ability to inspect periodically the Aircraft, monitor the maintenance of the Aircraft during the Term and to facilitate the sale or re-lease of the Aircraft to a third party at the end of the Term. The Lessee shall retain a revision service for all Airframe, Engine, Appliance and Part manufacturer's manuals and documentation, and the Aircraft Documents shall at all times contain the latest issued revisions and reflect the current configuration and status of the Airframe, Engines, Appliances, and Parts.

            5.11.1. Airworthiness Directives. Lessee shall include within the Aircraft Documents all documentation necessary to establish the source data, method of compliance, verification of accomplishment, quality assurance, and all schedules of recurring action of any Airworthiness Directive.

            5.11.2. Life Limited Components. AIRCRAFT DOCUMENTS FOR LIFE LIMITED COMPONENTS INSTALLED DURING THE TERM SHALL ESTABLISH TOTAL SERVICE, ORIGIN, AND AUTHENTICITY; SHALL BE "BACK-TO-BIRTH" WITH RESPECT TO ENGINE LIFE-LIMITED PARTS AND BACK TO LAST OVERHAUL WITH RESPECT TO OTHER LIFE-LIMITED COMPONENTS; AND SHALL ESTABLISH STRICT COMPLIANCE WITH THE AIRCRAFT AVIATION AUTHORITY TYPE DATA SHEET AND WITH THE APPROVED MAINTENANCE PROGRAM.

            5.11.3. Damage and Repairs. All damage to the Aircraft, whether repaired or not, and all repairs to the Aircraft shall be documented in strict accordance with the manufacturer's structural repair manual.

      5.12. Possession. The Lessee will not, without the prior written consent of the Lessor, which may be withheld in the sole and absolute discretion of Lessor, assign any of its rights or obligations under this Lease or sublease or otherwise in any manner deliver, transfer or relinquish possession or control of, or transfer any right, title or interest in, the Airframe, any Engine, Appliance or Part (whether through pooling or interchange agreements or otherwise) or install any Engine or Appliance, or permit any Engine or Appliance to be installed, on any airframe other than the Airframe, provided that the Lessee may, without the prior written consent of the Lessor:

            5.12.1. deliver temporary possession and control of the Airframe, an Engine, and Appliance or Part to the manufacturer or Maintenance Provider thereof for testing, service, maintenance, overhaul or repair or, to the extent permitted by this Section 5, for modifications or additions;

            5.12.2. install an Engine or Appliance on an airframe owned by the Lessee free and clear of all Liens except Permitted Liens;

            5.12.3. install an Engine or Appliance on an airframe leased to the Lessee or owned by the Lessee and subject to a security agreement under which the Lessee is the debtor, provided that (A) such airframe is free and clear of all Liens except the rights of the parties to such lease or security agreement and except Permitted Liens, and (B) such lessor or secured party agrees in writing that it shall not acquire any right, title or interest in such Engine or Appliance;

            5.12.4. in the ordinary course of testing, servicing, maintenance, repair or overhaul, remove any Part from the Airframe, an Engine, or an Appliance, provided that the Lessee replaces such Part as promptly as possible with a Part which has a value and utility at least equal to the Part being replaced and is owned by the Lessee free and clear of all Liens except Permitted Liens; and any such replacement Part shall thereby become subject to this Lease without necessity of further act; provided, however, that any Part removed from the Airframe, an Engine, or an Appliance for such purpose shall remain subject to this Lease until replaced by a replacement Part as provided in this clause; and

            5.12.5. enter into a wet lease (defined as a lease of the Aircraft and flight crew, during which Lessee maintains exclusive operational control of the Aircraft and during which lease Lessee continues to maintain the Aircraft in accordance with Lessee's Approved Maintenance Program) for the Aircraft with any third party provided, however, that the term of such wet lease shall not extend beyond the end of the Term.

            5.12.6. enter into a sublease of the Aircraft with a certificated United States airline provided (i) the Lessee shall provide not less than thirty days prior written notice to the Lessor; (ii) any Default or Event of Default shall be cured simultaneously with such sublease; (iii) the term of any such sublease shall not exceed the Term of this Lease; (iv) the aircraft maintenance procedures of any sublessee shall be equivalent to those of the Lessee; (v) the Lessee shall assign any such sublease to the Lessor as security for Lessee's obligations under this Lease, provided that so long as no Event of Default shall have occurred and be continuing,
      (A) the Lessee, to the exclusion of the Lessor, may exercise all rights and powers, and have all benefits, of the sublessor under any such sublease, including, without limitation, the right to collect and retain for the Lessee's own account all rent and other payments due from the sublessee thereunder, and (B) Lessor shall not, without the prior written consent of Lessee, amend, modify or terminate such sublease; (vi) any sublessee shall be solvent and not seeking protection from its creditors; (vii) any sublessee shall covenant not to sublease or part with possession of the Aircraft other than for maintenance, required modifications, or repairs to comply with this Lease;
      (viii) any sublessee shall agree in writing that such sublease shall be subordinate to this Lease and all terms hereof, and shall terminate if this Lease shall terminate; and (ix) the Lessee shall pay Lessor's reasonable expenses, including attorney fees, in connection with any such sublease.

No transfer of possession or control or other right afforded the Lessee pursuant to this Section 5 shall in any manner affect any of the obligations of the Lessee under this Lease or under the other Operative Documents, which obligations shall remain primary and shall continue to the same extent as in the absence of such transfer or other right. In the event that the Lessor shall have received a written agreement or existing security agreement or lease complying with the terms of clause 5.12.3, the Lessor hereby agrees for the benefit of the lessor or secured party furnishing such agreement that the Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any engine owned by such lessor or in which such secured party has a security interest by reason of such engine being installed on the Airframe.

      5.13. Assignment of Warranties. Lessor hereby assigns and agrees to assign or otherwise make available to Lessee such rights as the Lessor may have under any warranty (express or implied) or otherwise with respect to the Aircraft, made by the manufacturer of the Aircraft or by any subcontractor or supplier of such manufacturer, as the case may be, or made by a repair station or supplier in respect to repair or overhaul of the Aircraft to the extent that the same exist in favor of Lessor and is capable of being assigned or otherwise made available.

            SECTION 6. Return of the Aircraft.

      6.1. Return. Subject to any qualifications as may be set forth in a
Schedule 3 signed by both parties and attached to the executed Lease Supplement and Receipt, on the last Business Day of the Term or earlier Expiry (the "Return Date"), all of the terms of this Section 6 shall apply and the Lessee shall return the Aircraft to the Lessor by delivering the same, at the Lessee's own risk and expense, to Pinal County Airport, Marana, Arizona, or such other place as may be mutually agreed upon in writing by the Lessor and Lessee (the "Return Location"), fully equipped with all Engines installed thereon. The Aircraft at the time of its return shall be in the condition set forth in this Section 6 and shall be free and clear of all Liens other than Lessor Liens. At the time of acceptance of return of the Aircraft to Lessor, Lessor and Lessee shall execute an Aircraft Return Receipt and Lease Termination in the form attached hereto as Exhibit B.

      6.2. Lease Continues. In the event, for any cause, Lessee does not return the Aircraft to Lessor on the last Business Day of the Term or earlier Expiry in condition required hereunder, then all of the obligations of Lessee under this Lease shall continue and such continued use shall not be considered a renewal of the Term of this Lease or a waiver of any right of Lessee hereunder. During such continued use, Rent shall continue to be paid by Lessee to Lessor and the other performance and obligations of Lessee to Lessor shall continue hereunder and the same shall be prorated at the rate of one thirtieth (1/30) of the monthly installment of Basic Rent for each day until the Aircraft is actually delivered to Lessor, and all other terms and conditions of this Lease shall remain in full force and effect. Payment shall be made upon presentation of Lessor's invoice and any failure to pay shall constitute an Event of Default of Lessee. Any discrepancies found during the inspections hereinafter described that were not corrected by Lessee prior to return of the Aircraft to Lessor may be corrected by Lessor or its designee after return of the Aircraft and Lessee shall reimburse Lessor for expenses incurred by Lessor or its designee for accomplishing such discrepancy corrections. Lessee shall pay Lessor for such expenses incurred upon presentation of Lessor's invoice therefor. Any late payments shall be subject to interest at the Overdue Payment Rate.

      6.3. Return of Engines and Appliances. In the event any engine or appliance not owned by Lessor shall be returned with the Airframe, Lessee will, at its own expense and concurrently with such return, furnish Lessor with a full warranty bill of sale, in form and substance satisfactory to Lessor, with respect to each such replacement engine or appliance and shall take such other action as Lessor may reasonably request in order that such replacement engine or appliance shall be duly and properly titled in Lessor. Upon passage of title to Lessor such replacement engine or appliance shall be deemed to be an Engine or Appliance for all purposes hereof and thereupon Lessor will transfer to Lessee, without recourse or warranty except a warranty against Lessor's Liens, all of Lessor's right, title and interest in and to an Engine or Appliance not installed on such Airframe at the time of the return thereof. Provided, however, that any replacement engine or appliance shall, in the opinion of the Lessor, have a value and utility at least equal to (and be in as good operating condition as) such Engine or Appliance replaced, assuming compliance by the Lessee with all of the terms of this Lease with respect to such Engine or Appliance.

      6.4. Condition of Aircraft. The Aircraft at the time of its return to Lessor shall have been maintained and repaired in accordance with the Approved Maintenance Program and this Lease with the same care and consideration for the technical condition of the Aircraft as if it were to have been kept in continued regular service by the Lessee, and shall meet the following requirements:

            6.4.1. Operating Condition. The Aircraft shall be in as good operating condition as on the Delivery Date, with all of the Aircraft Engines, Appliances, Parts, equipment, components, and systems functioning in accordance with their intended use irrespective of deviations or variations authorized by the minimum equipment list or configuration deviation list.

            6.4.2. Cleanliness Standards. The Aircraft shall be clean by commercial airline standards and shall have received an exterior and an interior deep cleaning since its last commercial flight.

            6.4.3. Certificate of Airworthiness. The Aircraft shall have, and be in compliance with, a legal and valid transport-category certificate of airworthiness for commercial passenger operations issued by the Aviation Authority, and shall be airworthy according to manufacturer's specifications and Aviation Authority regulations.

            6.4.4. Compliance with Governmental Requirements. Subject only to the express obligations of Lessor herein, the Aircraft shall be in compliance with all Airworthiness Directives affecting the Aircraft which have an effective date for compliance within the Term. In the event Lessee has obtained a waiver or deviation from the Aviation Authority from having to comply with any such Airworthiness Directives, Lessee shall, irrespective of such waiver or deviation, fully comply with all such Airworthiness Directives covered by such waiver or deviation prior to the return of the Aircraft to Lessor as if such waiver or deviation did not exist.

            6.4.5. Deferred Maintenance. The Aircraft shall have had accomplished thereon all outstanding deferred maintenance items, carry-over items, configuration deviation list items and flight discrepancies. Items deferred because of maintenance concessions (i.e., an exemption to operate beyond the normal limits by monitoring) shall be brought up-to-date as if such maintenance concessions or exemptions did not exist. Components whose time status exceeds the conditions or requirements imposed by this Lease shall be brought into compliance with such conditions or requirements.

            6.4.6. Corrosion Treatment. The Aircraft shall have been maintained by cleaning and treating of all mild corrosion and correcting of all moderate and severe or exfoliated corrosion in accordance with the manufacturer's recommended corrosion prevention and control procedures and the Approved Maintenance Program. Fuel tanks shall be free from contamination and corrosion and in compliance with an approved tank treatment program.

            6.4.7. Configuration and Condition. The Aircraft shall be returned in the same configuration and condition with all Parts installed therein as on the Delivery Date, excepting only modifications, additions, replacements and substitution of Parts as may have been properly made by Lessee pursuant to Section 5. Lessee shall, prior to such return of the Aircraft, furnish Lessor a listing of all such modifications, additions, or replacements made during the Term. Lessee shall provide Lessor with all supporting paperwork, drawings, calculations and approvals associated with all repairs and modifications to the Aircraft.

      6.5. Condition of Airframe. The Airframe at the time of its return to Lessor shall meet the requirements as set forth below, all at Lessee's expense, except as otherwise provided herein:

            6.5.1. C Check. The Airframe shall be no more than three hundred
      (300) hours out of a C Check, which C Check shall include the requirements of FAA regulation Part

      43, Appendix D, 100 Hour Inspection, and a corrosion inspection and clean-up under galleys, forward and aft cargo pit areas and lavatories. Lessee will correct any deficiencies revealed during such check and all deferred maintenance items.

            6.5.2. D Check. [INTENTIONALLY OMITTED]

            6.5.3. Parts. All Parts installed in the Aircraft shall be serviceable in accordance with Aviation Authority standards and have a value, modification status and condition equivalent to the Parts in the Aircraft on the Delivery Date, ordinary wear and tear excepted, and all installed Airframe Life Limited Components (excluding landing gear) shall be cleared for a minimum of 3,000 hours (or 2,700 in the case of an Airframe Life Limited Component with a total useful life of less than 3,000 hours), or 365 days in the case of an Airframe Life Limited Component controlled by calendar time, in each case as required by the Northwest Airlines maintenance program.

            6.5.4. Fuselage, Windows and Doors. The fuselage shall be free of major dents and abrasions, scab patches and loose or pulled or missing rivets. Paint will be touched up. Windows shall be free of delamination, blemishes, crazing and shall be properly sealed. Doors shall be free moving, correctly rigged and be fitted with serviceable seals.

            6.5.5. Wings and Empennage. All leading edges shall be free from damage. All unpainted surfaces shall be waxed and polished. All paint shall be touched up. All unpainted cowlings and fairings shall be polished. Wings shall be free of fuel leaks.

            6.5.6. Interior. Ceilings, sidewalls and bulkhead panels shall be clean and free of cracks and stains. All floor panels shall be firm. All window shades shall operate properly and be undamaged. All carpets and seat covers shall be in good condition, clean and stain free and meet all international fire resistance regulations. All seats shall be serviceable, in good condition and repainted as necessary. Recline mechanism and table operation shall be satisfactory, and table condition level, tight, and undamaged. All signs and decals shall be in the English language, clean and legible. All emergency equipment having a calendar life shall have a minimum of one year or one hundred per cent of its total approved life whichever is less, remaining.

            6.5.7. Cockpit. All decals shall be in the English language, clean, secure and legible. All fairing panels shall be free of stains and cracks, shall be clean, secure and repainted as necessary. Floor coverings shall be clean and effectively sealed, and painted as necessary. Seat covers shall be in good condition, clean and shall conform to all international fire resistance regulations. Seats shall be fully serviceable and shall be repainted as necessary. Wear areas will be painted or refurbished as necessary.

            6.5.8. Cargo Compartment. All panels and nets shall be in good condition.

      6.6. Condition of Landing Gear. Each landing gear shall be clean, free of leaks and repaired as necessary. All decals shall be in the English language, clean, secure, and legible.

      6.7. Condition of Auxiliary Power Unit ("APU"). Lessee will return the Aircraft's installed APU in good operating condition, in accordance with the manufacturer's specifications. Any operational discrepancies of the APU shall be corrected at Lessee's expense prior to the return of the Aircraft to Lessor.

      6.8. Condition of Engines. [INTENTIONALLY OMITTED]

      6.9. Historical Records; Trend Monitoring Data. [INTENTIONALLY OMITTED]

      6.10. Inspections. The following inspections shall be conducted utilizing the standards and specifications of the applicable manufacturer maintenance manual for the Airframe, Engines, Appliances, and component Parts thereof. Any item or discrepancy noted during the inspections that is found to be non-compliant with the tolerances and conditions of the applicable manufacturer maintenance manual shall be classified as a condition of non-airworthiness and shall be corrected or rectified by Lessee prior to return of the Aircraft.

            6.10.1. The Aircraft (including the Aircraft Documents) shall be made available to Lessor for ground inspection by Lessor at Lessee's facilities where and while the C Check required by this Section 6 is being performed. Lessee shall open areas of the Aircraft, including without limitation galleys, lavatories, and cargo pits, as determined by Lessor, and shall allow Lessor to accomplish its inspection in order to determine that the Aircraft (including the Aircraft Documents) is in the condition required by the provisions of this Section 6.

            6.10.2. A full, videotaped borescope inspection of all Engine and APU sections in accordance with manufacturer specifications (including manufacturer service bulletins) shall be performed under the surveillance of Lessor at Lessee's expense at the time of the Aircraft's return to Lessor at the Return Location.

            6.10.3. Lessee shall conduct an operational ground check in accordance with the requirements of the Approved Maintenance Program.

            6.10.4. The Aircraft shall be test flown by Lessee at Lessee's expense for not more than two (2) hours on a non-commercial flight, for the purpose of demonstrating to Lessor the airworthiness of the Aircraft and the proper functioning of all systems, equipment, and Appliances. Five
      (5) of Lessor's employees or representatives (or more if consented to by Lessee) may participate in such flight as observers. Lessee's pilot shall be in command of the Aircraft. Such flight shall be flown using standard operational check flight procedures as specified by the Airframe manufacturer's flight functional acceptance procedure or operational test flight procedures to demonstrate full certificated performance without limitation. Such test flight may be combined with a ferry flight to the Return Location.

      6.11. Acceptance. Upon completion of the foregoing inspections and after Lessee has corrected the discrepancies as required to comply with this Section 6, the return of the Aircraft shall be accepted by Lessor's representatives at the Return Location. At the time of acceptance of return of the Aircraft to Lessor, Lessor and Lessee shall execute an Aircraft Return Receipt and Lease Termination in the form attached hereto as Exhibit B.

      6.12. Discrepancy Correction; Financial Settlement. Any discrepancies found during the inspections set forth in Section 6.10 above which are not corrected by Lessee prior to return of the Aircraft to Lessor may be corrected by Lessor or its designee after return of the Aircraft and Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor or its designee for accomplishing such discrepancy corrections. Lessee shall pay Lessor for all such costs and expenses incurred within ten (10) days of the date of Lessor's invoice therefor. Any late payments shall be subject to interest at the Overdue Payment Rate. In the event that the time since overhaul or check for the Airframe, any Engine, Appliance or component Part thereof on the Return Date is less than set forth above, Lessee shall pay Lessor a financial settlement to account for the difference based upon (1) the then current interval between such overhaul, check, or inspection prescribed by Lessee's Approved Maintenance Program (provided that such interval shall not be greater than on the Delivery
Date), and (2) the then current cost to perform such overhaul or check established by averaging the cost estimates for such overhaul or check by three Aviation Authority-certified repair stations selected by Lessee and reasonably acceptable to Lessor. In no event shall the time since overhaul or check for the Airframe, any Engine, Appliance or component Part thereof exceed the minimums set fort herein. Lessor shall not be obligated to compensate Lessee in the event that the Aircraft is in better condition on the Return Date than required hereunder.

      6.13. Aircraft Documents. Lessee shall return to Lessor, at the time the Aircraft is returned to Lessor, all of the Aircraft Documents, updated and maintained by Lessee through the date of return of the Aircraft. In the event of missing, incomplete, mutilated, or otherwise unacceptable Aircraft Documents, the Lessee shall, at its sole cost and expense, re-accomplish the tasks necessary to produce such Aircraft Documents in accordance with the provisions of Section 5.11.

      6.14. Service Bulletin Kits. All vendors' and manufacturers' service bulletin kits ordered for the Aircraft but not installed therein shall be returned with the Aircraft, as part of the Aircraft at the time of return, and shall be loaded by Lessee on board the Aircraft as cargo.

      6.15. Lessee's Special Exterior Markings. At the time of the return of the Aircraft, Lessee shall, at Lessor's election, either remove or paint over exterior markings painted on such Aircraft by Lessee and the area where such markings were removed or painted over shall be refurbished by Lessee as necessary to blend in with the surrounding surface. In the event that, notwithstanding Lessee's obligation to do so, Lessee does not remove such markings, Lessor shall have no obligation to remove such markings prior to the sale, lease, or other disposition of the Aircraft by Lessor after its return; however, if Lessor elects to remove such markings, Lessee shall pay Lessor's costs and expenses for such removal within ten (10) days of the date of Lessor's invoice therefor. Any late payments shall be subject to interest at the Overdue Payment Rate.

      6.19. Disputes. Any dispute between Lessee and Lessor regarding the condition of the Aircraft arising under this Lease shall be referred to and be determined by the Airframe, Engine, or Appliance manufacturer, provided this subsection shall not be construed as requiring binding arbitration. Lessee shall not be required to correct at return conditions existing at delivery and noted in Schedule 3 to the Lease Supplement and Receipt.

            SECTION 7. Liens. The Lessee will not create or suffer to exist any Lien upon or with respect to the Aircraft, the Airframe, any Engine or any Appliance, except for the rights of the Lessor and the Lessee hereunder and Permitted Liens.

            SECTION 8. Taxes.

      8.1. Tax Indemnity. The Lessee agrees to pay, and to indemnify each Indemnitee for all taxes, fees, levies, imposts, duties, charges and withholdings of any nature (together with any and all fines, penalties, additions to tax and/or interest thereon or computed by reference thereto) (individually, a "Tax" and collectively, "Taxes") which are imposed by any government, governmental subdivision or other taxing authority of or in any jurisdiction, or by any international organization, and which are imposed with respect to or in connection with any of the following:

            8.1.1. The Aircraft or any Engine or any part thereof or any interest therein;

            8.1.2. The acceptance, possession, ownership, delivery, use, operation, location, leasing, subleasing, condition, maintenance, repair, modification, overhaul, testing, storage, abandonment, repossession, or return of the Aircraft or any Engine or any part thereof or any interest therein;

            8.1.3. The rentals, receipts or earnings arising from the Aircraft or any Engine or any part thereof or any interest therein;

            8.1.4. This Lease or any other Operative Document; any agreement or instrument executed in connection with or pursuant to any of the foregoing; any future amendment, supplement, waiver or consent requested by Lessee with respect to any thereof, or the execution, delivery, recording or performance of any thereof; or

            8.1.5. Any payment made pursuant to this Lease or any other Operative Document;

provided, however, that the Lessee shall not be required by this paragraph (a) to indemnify an Indemnitee for any of the following:

            8.1.6. Taxes in respect of net or gross income, profits, gains, capital or net worth imposed by the United States or any state or local governments therein;

            8.1.7. Taxes which would not have arisen but for delay or failure by an Indemnitee in notifying the Lessee or in the filing of Tax Returns or payment of Taxes assessed on such Indemnitee, which delay or failure shall not have been consented to, caused by or requested by the Lessee;

            8.1.8. Any Tax to the extent it results directly from any act or omission on the part of the Lessor which constitutes a breach by the Lessor of its express obligations to the Lessee under this Lease or any Operative Document or otherwise constitutes wilful misconduct or gross negligence on the part of the Lessor;

            8.1.9. Any Taxes to the extent properly attributable to any time or period prior to the date of this Lease or after its Expiry;

            8.1.10. In the event that the Lessor assigns, transfers or encumbers in whole or in part its interest in the Aircraft or this Lease and/or the proceeds thereof, any Taxes if and to the extent that such Taxes exceed those which would have been imposed and in respect of which the Lessee would have been liable to indemnify the Lessor under this Lease had the Lessor not so assigned, transferred, or encumbered its interest;

            8.1.11. Any Taxes which are caused by or arise out of or as a consequence of a Lessor Lien;

            8.1.12. Any Taxes in respect of ownership not attributable to Lessee's acts or omissions under this Lease; or

            8.1.13. Any Taxes (including, without limitation, sales, value added or other transfer Taxes) which arise upon any sale, assignment, transfer or other disposition of the Aircraft or any interest therein by the Lessor or any other Indemnitee (or any sale, assignment, transfer or other disposition by an Indemnitee of any interest in another Indemnitee).

If the Lessor becomes aware of any Taxes in respect of which the Lessee may be required to make an indemnity or other payment pursuant to this Section 8.1, the Lessor shall promptly notify the Lessee in writing accordingly. If reasonably requested by the Lessee in writing, the Lessor shall, in good faith, diligently contest (including pursuing all administrative appeals) in the name of the Lessor or, if appropriate and requested by the Lessee, in the name of the Lessee (and will permit the Lessee, if requested by the Lessee, to contest in the name of the Lessee or the Lessor) the validity, applicability or amount of such Taxes and shall (i) resist payment thereof if reasonably practicable; (ii) pay the same only under protest, if protest is necessary or proper; and (iii) if payment is made, seek a refund thereof in appropriate administrative or judicial proceedings Provided that (aa) prior to any such action the Lessee shall have agreed to indemnify the Lessor to the Lessor's reasonable satisfaction for all costs and expenses which the Lessor may incur in connection with such contest, including (without limitation) all reasonable legal and accountants' fees and disbursements, and the amount of any interest or penalties which may be payable as a result of the contest; and (bb) if the Lessor determines in its reasonable discretion that such contest is to be initiated by the payment of (and the claiming of a refund for) such Taxes, the Lessee shall have advanced to the Lessor sufficient funds (on an interest-free basis and, if such advance constitutes taxable income in the hands of the Lessor, on an after-tax basis) to make such payment.

If the Lessor shall obtain a refund, rebate, credit or other relief in respect of all or any part of any Taxes in respect of which the Lessee shall have made payment pursuant to this Section 8.1, the Lessor shall, provided no Event of Default shall have occurred and be continuing, promptly pay to the Lessee an amount which is equal to the amount of the refund, rebate, credit or other relief, plus any interest or other addition received on any refund, Provided always that any such payment by the Lessor shall leave the Lessor in no more and no less favorable a position that it would have been in had the Lessee not been required to make any payment in respect of such Taxes.

Lessee will pay all Taxes imposed upon it, or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto and prior to the date on which any lawful claim, if not paid, would become a Lien upon any of the material property of Lessee. The Expiry of this Lease shall not limit or modify the obligations of the Lessee with respect to any indemnities contained in this Section 8.

      8.2. Withholding. If the Lessee is required by Applicable Law to make any withholding from any amount payable by the Lessee to or for the benefit of an Indemnitee pursuant to this Lease or any related agreement, then, subject only to such payee or Indemnitee being a United States person, the Lessee shall (i) pay such additional amount as may be necessary to make the net amount actually received by the person entitled to receive the payment, after all withholdings, equal to the amount such person would have received if no withholding had been required, and (ii) as soon as practicable thereafter, deliver to the Indemnitee a receipt or other document reasonably satisfactory to the Indemnitee evidencing the withholding and the payment of the amount withheld to the relevant governmental authority.

            8.2.1. If the Lessor receives the benefit of a Tax repayment, set-off, credit, allowance or deduction resulting from a payment which includes an additional amount paid by the Lessee under this Section 8.2 (or the Taxes deducted or withheld from such payment) it shall pay to the Lessee a sum equal to the value to the Lessor of such benefit (account being taken also of the value to the Lessor of any tax benefit arising by reason of such payment) as in the opinion of the Lessor's auditors will leave the Lessor (after such payment) in no more and no less favorable a position than it would have been if no additional amount had been required to be paid Provided always that:

                  8.2.1.1. The Lessor's auditors shall determine in their sole discretion (acting in good faith) the amount of any such benefit and the date on which it is received;

                  8.2.1.2. The Lessor shall have an absolute discretion as to the order and manner in which it claims tax credits, allowances and deductions available to it; and

                  8.2.1.3. The Lessor shall not be obliged to disclose to the
            Lessee any information regarding its Tax affairs or Tax computations.

If and to the extent that the Lessor makes a payment to the Lessee on account of a tax benefit and it subsequently transpires that the Lessor did not receive such benefit, the Lessee shall pay to the Lessor such sum as the Lessor's auditors may certify as being appropriate to restore the after-tax position of the Lessor to that which it would have been if such tax benefit had been received.

      8.3. After-tax Payment. Each indemnity pursuant to Section 15 or this
Section 8 shall be in an amount which, after taking into account all Taxes required to be paid by the Indemnitee entitled to the indemnity as a result of the receipt or accrual of the indemnity and any deductions, credits or other benefits available to such Indemnitee in respect of such indemnity, shall be equal to the total amount of the indemnity that the Lessee would be required to pay if the Indemnitee were not subject to Taxes as a result of the receipt or accrual of the indemnity.

            SECTION 9. Risk of Loss; Event of Loss; Requisition for Use.

      9.1. Risk of Loss. The Lessee will bear the entire risk of destruction, loss, theft, requisition of title, or use, confiscation, taking or damage of or to the Aircraft from any cause during the period commencing when the Lease Supplement and Receipt is executed and delivered by Lessee and ending when the Aircraft Return Receipt and Lease Termination is executed and delivered by Lessor.

      9.2. Airframe Event of Loss. If an Event of Loss shall occur with respect to the Airframe, the Lessee will forthwith notify the Lessor thereof in writing and will pay to the Lessor, in U.S. Dollars and in immediately available funds
(i) 60 days after the date of the occurrence of such Event of Loss, or (ii) the date of receipt of insurance proceeds, whichever is earlier, an amount equal to the Stipulated Loss Value of the Aircraft; provided, however, that if the date such payment is made by the Lessee is not a Rent Payment Date, there shall be deducted from the amount payable by the Lessee an amount equal to a pro rata portion of the Basic Rent for the Aircraft computed on a daily basis from and including the date such payment is made by the Lessee to but not including the Rent Payment Date immediately following the date such payment is made by the Lessee. In addition, the Lessee will pay in full when due, but without duplication, the Basic Rent for the Aircraft payable on each Rent Payment Date occurring prior to the date payment is made by the Lessee pursuant to the immediately preceding sentence hereof. Upon payment in full by the Lessee of all amounts referred to above in this Section 9.2, (i) the Lessee shall have no further obligation to pay Basic Rent for such Aircraft due thereafter, (ii) upon payment in full of any Supplemental Rent then owing this Lease shall terminate with respect to the Aircraft and (iii) upon request of the insurers of the Aircraft, the Lessor will transfer to such insurers title to the Airframe and each Engine, without any recourse, representation or warranty on the part of the Lessor except that the Airframe and Engines are free and clear of Lessor Liens.

      9.3. Engine Event of Loss. If an Event of Loss shall occur with respect to an Engine when not installed on the Airframe, the Lessee will forthwith notify the Lessor thereof in writing and will, not later than 30 days after the occurrence of such Event of Loss, duly convey to the Lessor (or cause to be conveyed to the Lessor), as replacement for such Engine, title to another engine of the same make and model which shall be owned by the Lessee free of all Liens other than Permitted Liens and shall, in the opinion of the Lessor, have a value and utility at least equal to (and be in as good operating condition as) such Engine immediately prior to such Event of Loss, assuming compliance by the Lessee with all of the terms of this Lease with respect to such Engine. At the time of such conveyance the Lessee will (i) cause to be delivered to the Lessor a favorable opinion of counsel for the Lessee reasonably acceptable to the Lessor to the effect that the Lessor has acquired full title to such replacement engine free and clear of all Liens except for Permitted Liens and that such replacement engine is duly subjected to this Lease; (ii) cause a Lease Supplement and Receipt to be duly executed by Lessee and to be filed for recording pursuant to the Aviation Law and (iii) cause to be delivered to the Lessor evidence satisfactory to the Lessor as to the due compliance by the Lessee with the insurance provisions of Section 10 hereof with respect to such replacement engine. Upon compliance by the Lessee with the foregoing terms of this subsection within the 30-day period referred to above, the Lessor will (A) upon request by the insurers of such Engine transfer title to such insurers of the Engine so replaced without any recourse, representation or warranty on the part of the Lessor except that such Engine is free and clear of any of the Lessor Liens and (B) execute and deliver to the Lessee a partial release, in recordable form, releasing such Engine from this Lease. Such replacement engine shall thereupon constitute an "Engine" for all purposes hereof.

      9.4. Requisition. [INTENTIONALLY OMITTED]

            SECTION 10. Insurance. Throughout the Term and thereafter until the Aircraft has been returned to the Lessor in compliance with Section 6, the Lessee shall cause to be obtained maintained and kept in full force and effect property and liability insurance (the "Insurances") with respect to the Aircraft issued through brokers and with underwriters reasonably satisfactory to the Lessor. Such Insurances shall name the Lessor as an additional insured and loss payee for its interests and shall otherwise comply with the insurance requirements set out in this Section 10.

      10.1. Reports. On or before the Delivery Date, and not later than seven
(7) days prior to each renewal of the Insurances, the Lessee shall provide the Lessor with evidence satisfactory to the Lessor that the Insurances are and will continue in full force after the Delivery Date or the renewal date of the Insurances (as the case may be) for such period as shall then be stipulated and the Lessee shall produce to the Lessor upon request receipts in respect of payment of the premiums required by the policies relating to the Insurances (or installments thereof) or other evidence reasonably acceptable to the Lessor of the payment thereof. In addition, the Lessee shall furnish or cause to be furnished to the Lessor, as and when reasonably required by the Lessor, (i) insurance certificates, and (ii) an opinion of a firm of independent insurance brokers satisfactory to Lessor (the "Approved Broker") stating the opinion of the Approved Broker that the insurance then carried and maintained on the Aircraft complies with the terms hereof. If any material variation is made to the terms of the Insurances, the Lessee shall forthwith give notice to the Lessor of such variation and shall provide such further details in relation thereto (excluding details relating to premiums) as the Lessor may reasonably require. The Lessee shall pay or cause to be paid all additional premiums or surcharges necessary in order to maintain in full force and effect the Insurances.

      10.2 Lessor Maintaining Insurances. If the Insurances are not kept in full force and effect the Lessor, without prejudice to any other rights it may have on the occurrence of an Event of Default, shall be entitled (but not bound) to pay the premiums due to or to take out and maintain new insurances and any sums so expended by the Lessor shall become immediately due and payable to the Lessor by the Lessee together with interest thereon from the date of expenditure by the Lessor until the date of reimbursement thereof by the Lessee at the Overdue Rate. In addition, the Lessor may at any time while the Insurances are not maintained in full force and effect and if such Insurances cannot be procured by the Lessor, as the case may be, require the Aircraft to be grounded or, subject to the Aircraft being adequately insured, require the Aircraft to proceed to and remain at an airport designated by the Lessor until the provisions of this Section shall be fully complied with.

      10.3 Insurance Proceeds. Until such time as the Approved Broker is notified of an Event of Default hereunder, all insurance proceeds in respect of repairable damage to the Aircraft not amounting to an Event of Loss shall be payable by the insurers directly to such party or parties as may be necessary to repair the Aircraft unless otherwise agreed between the Lessor, the Lessee and the insurers in accordance with Lloyd's Endorsement AVN67B and shall be applied to the cost of restoration, repair or replacement of the Aircraft hereunder. To the extent that such insurance proceeds may be insufficient to pay the cost or the estimated cost of completing such restoration, repair or replacement, the Lessee will pay or procure the payment of such deficiency. All insurance proceeds in circumstances resulting from an Event of Loss or if the Approved Broker has been notified in writing of an Event of Default hereunder shall be payable by the insurers directly to the Lessor unless and until such insurers shall be notified in writing that such Event of Default is no longer continuing.

      10.4 Property Insurance. The Lessee shall ensure that there is obtained and maintained with respect to the Aircraft:

            10.4.1. "All Risks" hull insurance on the Aircraft (including all flight and ground risks and ingestion coverages) in an amount not less than Three Million Seven Hundred Fifty Thousand Dollars (US$3,750,000) (the "Stipulated Loss Value").

            10.4.2. "All Risks" insurance on the Engines while not installed on any Airframe in an amount not less than replacement cost thereof.

            10.4.3. "War Risks" and related insurance covering the following perils on the Aircraft in an amount not less than the Stipulated Loss
      Value: (i) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power; (ii) strikes, riots, civil commotions or labor disturbances; (iii) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional; (iv) any malicious act or act of sabotage; (v) confiscation, nationalization, deprivation, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) and/or public or local authority other than the government of the United States; and (vi) hijacking or any unlawful seizure or wrongful exercise of control of such Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board such Aircraft acting without consent of the Lessee.

            10.4.4 The Insurances required under this Subsection 10.4 shall (except for the insurance referenced in paragraph 10.4.2) be provided on an agreed value basis and shall: (i) include, in the event of separate insurances being arranged to cover the "All Risk" hull insurance and the "War Risk" and related insurance, a 50/50 claims funding arrangement in the event of any dispute as to whether a claim is covered by the "All Risks" or "War Risks" policy; and (ii) be subject to a deductible no greater than Five Hundred Thousand Dollars ($500,000).

      10.5. Liability Insurance. The Lessee shall obtain and maintain or procure that there is obtained and maintained a policy or policies of insurance covering third party liability, bodily injury and property damage, passenger legal liability and cargo legal liability for a combined single limit of not less than Three Hundred Fifty Million Dollars (US$350,000,000) for any one occurrence. The policies evidencing the Insurances required under this Section 10.5 shall: (i) include the Indemnitees as additional insureds; (ii) provide that all the provisions thereof, except the limits of liability, shall operate to give each insured the same protection as if there were a separate policy covering each such person; (iii) be primary and without right of contribution from other insurance which may be available to the Indemnitees; and (iv) not provide coverage to the Indemnitees with respect to claims arising out of their legal liability as manufacturer, repairer or servicing agent of the Aircraft or any Part thereof.

      10.6. Provisions Relating To All Insurances. The policies evidencing the Insurances with respect to the Aircraft required under Subsection 10.4 and 10.5 shall:

            10.6.1. specifically reference this Agreement and shall provide that the insurers agree that the coverage under the policies is extended (to the extent of the risks covered by the policies) to insure such Aircraft in accordance with the terms of this Agreement;

            10.6.2. provide for worldwide coverage (subject only to such exceptions in the War Risks and related insurance as are imposed by the insurers);

            10.6.3. provide that the Lessor has no operational interest in the Aircraft;

            10.6.4. provide that the Insurances shall not be invalidated, so far as concerns the Indemnitees by any act or omission (including misrepresentation and non-disclosure) by the Lessee or any other person which results in a breach of any term, condition or warranty of such Insurances provided that the Indemnitees have not caused, contributed to or knowingly condoned such act or omission;

            10.6.5. provide that the Lessor shall not be liable for any premiums in respect thereof, and that the insurers waive any right of set-off or counterclaim against the Lessor except in respect of outstanding premiums in respect of the Aircraft;

            10.6.6. provide that upon payment of any loss or claim to or on behalf of an Indemnitee, the insurers shall to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of the Indemnitees. The insurers shall not exercise such rights without the consent of those indemnified, such consent not to be unreasonably withheld. At the expense of the insurers, such persons shall do all things reasonably necessary to assist the insurers to exercise such subrogated rights; and

            10.6.7. provide that the Insurances provided under such policy may only be cancelled or materially altered in a manner adverse to the interests of the Lessor by the giving of not less than thirty (30) days' notice in writing to the Lessor except that in the case of War Risks insurance for which seven (7) days' notice (or such lesser period as may be customarily available in respect of war risks or allied perils insurance) will be given or in the case of war between any of the five (5) great powers or nuclear peril for which termination is automatic. Lessee will cause the Approved Broker to advise Lessor in writing promptly of any default in the payment of any premium and of any other act of omission on the part of Lessee of which they have knowledge and which would in the Approved Broker's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Aircraft.

            SECTION 11. The Lessor's Right to Perform for the Lessee. If the Lessee fails to make any payment required hereunder or fails to perform or comply with any of its other agreements contained herein, the Lessor may make such payment or perform or comply with such agreement, including, but not limited to, the placement of insurance required by this Lease, and the amount of such payment and the amount of its out-of-pocket costs and expenses incurred in connection with the performance of or compliance with such agreement (together with interest thereon at the Overdue Payment Rate) shall be payable by the Lessee on demand as Supplemental Rent.

            SECTION 12. Further Assurances. The Lessee at its expense will promptly and duly execute and deliver such documents and assurances and take such action as may be necessary or desirable, or as the Lessor may from time to time reasonably request, in order to more effectively carry out the intent and purpose of this Lease and the other Operative Documents and to establish and protect the Lessor's title to the Aircraft and its rights and remedies created or intended to be created under this Lease and the other Operative Documents, in form and substance satisfactory to the Lessor, in such jurisdictions as the Lessor may reasonably request.

            SECTION 13. Events of Default. The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or arise by operation of law or pursuant to or in compliance with any judgment, decree, order, rule or regulation of any court or any administrative or governmental body):

      13.1. Failure to Pay Basic Rent. The Lessee shall fail to make any payment of Basic Rent or Stipulated Loss Value within three Business Days after such payment shall become due; or

      13.2. Failure to Pay Supplemental Rent. The Lessee shall fail to make any other payment of Rent of any kind and such failure shall continue unremedied for a period of ten Business Days after written demand therefor by the Lessor to the Lessee; or

      13.3. Failure to Maintain Insurance. The Lessee shall fail to maintain insurance in accordance with Section 10 hereof;

      13.4. Misrepresentation or Breach of Warranty. Any representation or warranty made by the Lessee or any Guarantor in this Lease or in any other Operative Document or in any document or certificate furnished by the Lessee or any Guarantor in connection herewith or therewith shall have been incorrect in any material respect at the time made; or

      13.5. Bankruptcy, Etc. The Lessee shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Lessee under the laws of any country seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law of any country relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or the Lessee shall take any corporate action to authorize any of the actions set forth above in this subsection 13.5; or

      13.6. General Default. The Lessee fails to duly observe or perform any of its other obligations under this Lease and such failure shall not have been remedied within a period of ten (10) Business Days after delivery of written notice specifying the same from Lessor, including without limitation failure to maintain the Aircraft as required by this Lease or the Aviation Authority or failure to protect or preserve Lessor's title to the Aircraft and, if applicable, the Lien of any Lender thereon; or

      13.7. Loss of Airline or Corporate Authority. Lessee shall cease to be a commercial airline, or the franchises, concessions, permits, rights or privileges required for the conduct of the business and operations of Lessee shall be revoked, canceled or otherwise terminated or the free and continued use and exercise thereof curtailed or prevented, and as a result thereof the preponderant business activity of Lessee shall cease to be that of a commercial airline; or

      13.8. Other Obligations. An event of default shall have occurred under the Other Lease or under any agreement wherein Lessee is a debtor or a lessee with respect to aircraft or aircraft engines; or a judgment or judgments for the payment of money shall be rendered against Lessee and such judgment shall not be effectively stayed; or Lessee shall fail to pay any portion of any indebtedness or other obligation of Lessee in excess of the value of US$250,000, or there shall occur a declaration of default, an acceleration or any exercise of remedies with respect to any obligation or liability of Lessee in or relating to an amount in excess of the value of US$250,000; or

      13.9. Guarantor Default. An "Event of Default," as defined therein, shall have occurred under a Guaranty.

            SECTION 14. Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, declare in writing to the Lessee that this Lease is in default; and at any time thereafter, so long as the Lessee shall not have remedied all outstanding Events of Default, the Lessor may do one or more of the following as the Lessor in its sole discretion shall elect, to the extent permitted by Applicable Law then in effect:

      14.1. Return and Repossession. Lessor may in writing demand the prompt return, and the Lessee hereby agrees that it shall return promptly, the Aircraft to the Lessor in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 6 as if the Aircraft were being returned at the end of the Term, or the Lessor or the Lessor's agent, at its option, may, but shall be under no obligation to, enter upon the premises where all or any part of the Airframe or any Engine or Appliance is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to the Lessor or the Lessor's agent for or by reason of such entry or taking of possession or removal whether for the restoration of damage to property caused by such action or otherwise.

      14.2. Sale, Use, Etc. Lessor may sell the Aircraft at public or private sale, as the Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as the Lessor may determine, all free and clear of any rights or claims of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto.

      14.3. Liquidated Damages: Fair Market Rental. The Lessor, by written notice to the Lessee specifying a payment date which shall be a Rent Payment Date not earlier than ten days from the date of such notice, may cause the Lessee to pay to the Lessor, and the Lessee shall pay to the Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft due on Rent Payment Dates occurring on and after the payment date specified for payment in such notice), any unpaid Basic Rent for the Aircraft due (or which would have been due in the absence of the Expiry) prior to the payment date specified in such notice, plus an amount equal to the present value (computed as of the payment date specified in such notice and using 6%) of the total Basic Rents due for what would have been the remainder of the Term in the absence of the Expiry ("Liquidated Rental") (together with interest on all amounts payable by the Lessee under this subsection 14.3 at the Overdue Payment Rate from such specified payment date until the date of actual payment); and upon such payment of Liquidated Rental and the payment of all other Rent then due hereunder, Lessor shall proceed to exercise its best efforts to lease the Aircraft for what would have been the remainder of the Term in the absence of Expiry and shall pay over to Lessee an amount equal to the present value of the rents due for the remainder of the term under the new lease agreement (after deducting from such rents, all costs and expenses whatsoever incurred by Lessor in connection therewith and all other amounts which may become payable to Lessor) up to the amount of Liquidated Rental actually paid.

      14.4. Cancellation, Termination, and Rescission. The Lessor may cancel, terminate, or rescind this Lease, or may exercise any other right or remedy which may be available to it under Applicable Law or proceed by court action to enforce the terms hereof or to recover damage for the breach hereof, including without limitation Lessee's agreement to lease the Aircraft for the Term and to pay Rent.

      14.5. Other Remedies. In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto, including all costs and expenses incurred in connection with any retaking of the Aircraft or in placing the Aircraft in the condition and airworthiness required by Sections 5 and 6. At any sale of the Aircraft pursuant to this Section 14 the Lessee may bid for and purchase such property. No remedy referred to in this Section 14 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity, including without limitation the Uniform Commercial Code of the Commonwealth of Massachusetts; and the exercise or beginning of exercise by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all of such other remedies. No express or implied waiver by the Lessor of any Event of Default or Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default or Default. To the extent permitted by Applicable Law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use the Aircraft in mitigation of the Lessor's damages except as set forth in this Section 14 or which may otherwise limit or modify any of the Lessor's rights or remedies under this Section 14.

            SECTION 15. General Indemnity and Expenses.

      15.1. General Indemnity.

      15.1.1. The Lessee agrees to indemnify, reimburse, and hold harmless each Indemnitee from and against all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, civil and criminal legal proceedings, penalties, fines, and other sanctions, and any attorney fees and other reasonable costs and expenses, arising or imposed with or without the Lessor's fault or negligence or under the doctrine of strict liability (collectively, "Claims"), relating to or arising in any manner out of:

            15.1.1.1. This Lease or the breach of any representation, warranty, or covenant made by the Lessee under this Lease,

            15.1.1.2. Manufacture, lease, delivery, nondelivery, acceptance, rejection, ownership, possession, use, operation, or return of the Aircraft;

            15.1.1.3. The Aircraft's condition or any discoverable or nondiscoverable defect in it arising from its design, testing, or construction; any article used in the Aircraft; or any maintenance, service or repair, whether or not the Aircraft is in the Lessee's possession and regardless of where the Aircraft is located; or

            15.1.1.4. Any transaction, approval, or document contemplated by this Lease.

      15.1.2. The Lessee waives and releases each Indemnitee from any existing or future Claims in any way connected with injury to or death of the Lessee's personnel, loss or damage of the Lessee's property, or loss of use of any property, which may:

            15.1.2.1. Result from or arise in any manner out of the ownership, leasing, condition, use or operation of the Aircraft; or

            15.1.2.2. Be caused by any defect in the Aircraft; its design, testing, or construction; any article used in the Aircraft; or any maintenance, service, or repair, whether or not the Aircraft is in the Lessee's possession and regardless of where the Aircraft is located.

      15.1.3. The indemnities described in this Section will continue in full force and effect notwithstanding the expiration or other termination of this Lease and are expressly made for the benefit of and will be enforceable by each Indemnitee.

      15.2. Legal Fees and Expenses. The Lessee agrees to pay legal fees, costs and expenses of Lessor in connection with in connection with the enforcement of this Lease, any other Operative Document and the other documents to be delivered hereunder or thereunder.

            SECTION 16. Assignment and Alienation. Lessor shall have the right to assign, sell or encumber any interest of Lessor in the Aircraft or this Lease and/or the proceeds hereof subject to the rights of Lessee under the provisions of this Lease. To effect or facilitate any such assignment, sale or encumbrance, Lessee agrees to provide such agreements, consents, conveyances or documents as may be reasonably requested by Lessor, which shall include, without limitation, a commercially standard estoppel certificate and an unrestricted release of Lessor from its obligations under this Lease. Lessee hereby agrees that it will not assert against an assignee any claim or defense which it may have against Lessor. The agreements, covenants, obligations and liabilities contained herein including, but not limited to, all obligations to pay Rent and indemnify each Indemnitee are made for the benefit of each Indemnitee and their respective successors and assigns; provided, however, that no assignment, sale or encumbrance shall increase the aggregate financial exposure under the indemnity obligations of Lessee under this Lease as compared to what such obligations would have been had such assignment, sale or encumbrance not occurred. In the event this Lease is assigned, sold or encumbered by Lessor, any assignee, transferee or mortgagee shall agree as a condition precedent thereto not to disturb or otherwise interfere with the quiet enjoyment of Lessee of the Aircraft so long as not Event or Default shall have occurred and be continuing.

            SECTION 17. Notices. All notices required under the terms and provisions hereof shall be in writing in the English language, and any such notice shall become effective when received by the other party, by hand, by registered mail with proper postage for airmail prepaid, by overnight courier service, or, if in the form of a telecopy, upon confirmation of receipt thereof, in each case addressed (i) if to the Lessee:

                  TransMeridian Airlines
                  2700 Post Oak Boulevard, Suite 2200
                  Houston, Texas 77056

                  Attention:  Managing Director

                  Telecopier: 713 840 2099

with copies to each Guarantor at the address provided in writing to Lessor on the Delivery Date, or to such other address as the Lessee shall from time to time designate in writing to the Lessor, or (ii) if to the Lessor:

                  First Security Bank of Utah, N.A.
                  79 South Main Street
                  Salt Lake City, Utah 84111

                  Attention: Corporate Trust Department
                  Telecopier: (801) 246-5053

with a copy to:

                  Equis Financial Group
                  98 North Washington Street
                  Boston, Massachusetts 02114

                  Attention:  Jim Livesey

                  Telecopier: 617 523 1410

or to such other address as the Lessor shall from time to time designate in writing to Lessee.

            SECTION 18. No Set-Off, Counterclaim, Etc. Subject only to the Lessor's compliance with its express obligations hereunder, the Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which the Lessee may have against the Lessor, any partner comprising the Lessor, the manufacturer of the Airframe or of any Engine or Appliance or anyone else for any reason whatsoever (whether in connection with the transactions contemplated hereby or in connection with any unrelated transaction), (ii) any defect in the airworthiness, eligibility for registration, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, or any Lien upon, the Aircraft, or any interruption or cessation in the use or possession thereof by the Lessee (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Lessee, the Lessor or any other person,
(iv) the invalidity or unenforceability of this Lease or any absence of right, power, or authority of the Lessor or Lessee to enter into this Lease, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by Applicable Law to terminate, cancel, quit or surrender this Lease, or any obligation imposed on the Lessee by this Lease. Nothing in this Section 18 shall be construed to preclude the Lessee from bringing any suit at law or in equity against any person which it would otherwise be entitled to bring for breach of any representation, warranty, covenant or duty hereunder.

            SECTION 19. Governing Law.

      19.1. Consent to Jurisdiction. Each of the Lessor and the Lessee irrevocably agrees that any legal suit, action or proceeding arising out of or relating solely to this Lease or any other Operative Document, or any of the transactions contemplated hereby or thereby or any document referred to herein or therein, may be instituted in the state or Federal courts in the Commonwealth of Massachusetts, and it hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have now or hereafter to the laying of the venue or the jurisdiction or the convenience of the forum of any such legal suit, action or proceeding and irrevocably submits generally and unconditionally to the jurisdiction of any such court but only in any such suit, action or proceeding. Final judgment against the Lessee or the Lessor in any suit shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Lessee or the Lessor, as the case may be, therein described; provided always that the plaintiff may at its option bring suit, or institute other judicial proceedings, against the Lessee or the Lessor, as the case may be, or any of its assets in the courts of any country or place where the Lessee or the Lessor, as the case may be, or such assets may be found.

      19.2. Choice of Law. THIS LEASE HAS BEEN NEGOTIATED AND DELIVERED IN THE COMMONWEALTH OF MASSACHUSETTS AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            SECTION 20. Miscellaneous. This Lease constitutes the entire agreement of the parties. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each of Lessor and the Lessee hereby waives any provision of Applicable Law which renders any provision hereof prohibited or unenforceable in any respect.

            This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to the Lessee any right, title or interest in the Aircraft except as a lessee only.

            This Lease, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of, and may be enforced by, (1) Lessor and its agents, servants and personal representatives and, to the extent permitted hereby, assigns and (2) Lessee and its successors and, to the extent permitted hereby, assigns. The section and subsection headings in this Lease are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

            SECTION 21. Truth-In-Leasing

      LESSEE REPRESENTS AND WARRANTS THAT IT IS AN AIR CARRIER, CERTIFICATED UNDER THE FEDERAL AVIATION ACT OF 1958, AS AMENDED, AND THAT THIS LEASE, ANY LEASE SCHEDULE THERETO, AND ANY RENEWAL SCHEDULE THEREOF IS EXCEPTED FROM THE FAA TRUTH-IN-LEASING REQUIREMENTS. THE LESSEE CERTIFIES THAT THE LESSEE, AND NOT THE LESSOR, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE DURING THE TERM HEREOF. THE LESSEE FURTHER CERTIFIES THAT THE LESSEE UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS. THE LESSEE FURTHER CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 121 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. THE LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FAA REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

            IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Lease to be duly executed as of the date and year first above written.

                              FIRST SECURITY BANK OF UTAH, N.A., not in its individual capacity but solely as owner trustee under that certain Trust Agreement dated as of December 10, 1989, the Lessor


                              By: /s/ Greg A. Hawley

                              Title: Vice President


                              PRIME AIR, INC., dba TRANSMERIDIAN AIRLINES
                                   the Lessee


                              By: /s/ [ILLEGIBLE]

                              Title: EXEC VP

                 EXHIBIT A: FORM OF LEASE SUPPLEMENT AND RECEIPT

            LEASE SUPPLEMENT AND RECEIPT dated __________ , 1996 between FIRST SECURITY BANK OF UTAH, N.A., not in its individual capacity but solely as owner trustee pursuant to a Trust Agreement dated as of December 10, 1989 (the "Lessor"), and PRIME AIR, INC., dba TRANSMERIDIAN AIRLINES (the "Lessee").

            The Lessor and the Lessee have heretofore entered into that certain Aircraft Lease Agreement, dated as of March 15, 1996 (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings), relating to one Boeing model 727-251 aircraft, manufacturer serial number 21160. The Lease provides for the execution and delivery of a Lease Supplement and Receipt.

            NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Lessor and the Lessee hereby agree as follows:

            A. THE LEASE. The Lease and all related Operative Documents to be executed by the Lessee have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement and Receipt to the same extent as if fully set forth herein. The parties confirm that the Delivery Date is the date of this Lease Supplement and Receipt.

            B. THE AIRCRAFT. The Lessee hereby certifies that the Aircraft described Schedule 1 hereto, consisting of _____ pages (including attachments) and made a part hereof, and the Aircraft Documents described in Schedule 2 hereto, consisting of _____ pages (including attachments) and made a part hereof, have been delivered to the Lessee, inspected by the Lessee, found to be in good order and accepted under, and for all purposes of, the Lease, all on the date hereof. Any qualifications to the return conditions set forth in Lease
Section 6 are attached hereto in Schedule 3. Lessee accepts delivery of the Aircraft "AS IS," "WHERE IS," AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTIONS 4.3 OF THE LEASE.

            C. REPRESENTATIONS BY THE LESSEE. The Lessee hereby represents and warrants to the Lessor that on the date hereof:

            1. The representations and warranties of the Lessee set forth in the Lease are true and correct in all material respects as though made on and as of the date hereof.

            2. The Lessee has satisfied or complied with all requirements set forth in the Lease to be satisfied or complied with on or prior to the date thereof, including without limitation affixing nameplates as required by Lease Section 5.13.

            3. No default or Event of Default under the Lease has occurred and is continuing on the date hereof.

            4. The Lessee has obtained, and there are in full force and effect, such insurance policies with respect to the Aircraft as are required to be obtained under the terms of the Lease.

            5. The balance sheet and statement of income of the Lessee or any consolidated group of companies of which the Lessee is a member, heretofore delivered to the Lessor, have been prepared in accordance with generally accepted accounting principles, and fairly represent the financial position of the Lessee or any consolidated group of companies of which the Lessee is a member, on and as of the date thereof and the results of its or their operations for the period or periods covered thereby. Since the date of such balance sheet, there has been no material adverse change in the financial or operating condition of the Lessee, or any consolidated group of companies of which Lessee is a member.

            This Lease Supplement and Receipt may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Supplement and Receipt to be duly executed as of the date and year first above written.


FIRST SECURITY BANK OF UTAH, N.A.,
not in its individual capacity but solely as owner trustee under that certain Trust Agreement dated as of December 10, 1989, the Lessor


By:
Title:


PRIME AIR, INC., dba TRANSMERIDIAN AIRLINES, the Lessee


By:
Title:

        SCHEDULE 1 TO LEASE SUPPLEMENT AND RECEIPT: AIRCRAFT DESCRIPTION

Airframe: Boeing model 727-251, manufacturer serial number 21160, US registration mark N281US
Total hours: _____ Total cycles: _____
Time since C 10 check: _____

Engine: Pratt & Whitney model JT8D-15A engine, manufacturer serial number
695256.
Total hours: _____ Total cycles: _____
Time remaining on limiter: _____ (hours) _____ (cycles)
Time since last shop visit: _____ (hours) _____ (cycles)

Engine: Pratt & Whitney model JT8D-15A engine, manufacturer serial number
700215.
Total hours: _____ Total cycles: _____
Time remaining on limiter: _____ (hours) _____ (cycles)
Time since last shop visit: _____ (hours) _____ (cycles)

Engine: Pratt & Whitney model JT8D-15A engine, manufacturer serial number
696523.
Total hours: _____ Total cycles: _____
Time remaining on limiter: _____ (hours) _____ (cycles)
Time since last shop visit: _____ (hours) _____ (cycles)

Landing gear time since overhaul: L ___ hours, R ___ hours, N ___ hours

Auxiliary power unit: manufacturer _____ serial number _____

Avionics (specified by manufacturer): see attachment consisting of _____ pages

Interior configuration:

Loose equipment: [SPECIFY GALLEY EQUIPMENT, EXTRA SEATS, EMERGENCY EQUIPMENT, ETC.]

Operating weights: Maximum ramp weight:
                   Maximum gross take-off weight:
                   Maximum landing weight:
                   Zero fuel weight:

         SCHEDULE 2 TO LEASE SUPPLEMENT AND RECEIPT: AIRCRAFT DOCUMENTS

See attachment consisting of _____ pages.

                          *AIRCRAFT DOCUMENTS CHECKLIST

1.    Aircraft Description and Status Summary
2.    Cockpit Installation Drawings
3.    Emergency Equipment Installation Drawings
4.    Avionics Installation List
5.    Original Manufacturer's Inventory List
6.    Current Component Inventory List
7.    Service Bulletin (SB) Accomplishment List
8.    List of Equipment to be removed prior to Delivery
9.    List of Equipment not provided with U.S. Technical Standard Orders
      (TSO) or otherwise unapproved for U.S. operation
10.   Record of last Compass Swing
11.   List of Oils and Fluids
12.   FAA Approved Airplane Flight Manual (AEM)
13.   Manufacturer's Flight Crew Operating Manual (FCOM)
14.   Releasing Operator's Flight Crew Operating Manual
15.   Weight and Balance Manual; last weighing
16.   Minimum Equipment List (MEL)
17.   MEL Procedures Manual
18.   Maintenance Manuals
19.   Wiring Diagram Manual; Termination and Equipment Lists
20.   System Schematics
21.   Fault Isolation Manuals
22.   Non-Destructive Test (NDT) Manual
23.   Structural Repair Manual (SRM)
24.   Illustrated Parts Catalog (IPC)
25.   Inspection Procedures Manual (IPM); FAR 145 Repair Station
26.   Aircraft/Cockpit Log Books
27.   Engine Log Books
28.   Auxiliary Power Unit (APU) Log Book
29.   Original Export Airworthiness Certificate
30.   Current Export Airworthiness Certificate
31.   Current, or last, Airworthiness Certificate
32.   Current, or last, Noise Certificate
33.   Current, or last, Registration
34.   Current, or last, Radio License
35.   Flight Manual Certificate
36.   Supplemental Type Certificates (STC)
37.   Certificate of Sanitary Construction, Galleys

38.   Modification Records
39.   Form 337, Major Repair and Alteration
40.   Major and Minor Repair Records
41.   Airworthiness Directive (AD) Accomplishment List
42.   Airworthiness Directive (AD) Records and Documentation
43.   Quality Control Statements:
      i)....Maintenance Program Certification or Approval
      ii)...Automated Record System Procedures and Security Controls
      iii)..Operator's Standards of Maintenance
      iv)...List of supporting FAR 145 Repair Stations
      v)....Accidents and Incidents
      vi)...Assistance in acquiring outstanding records
      vii)..Identification of signatures, initials, stamps, etc., utilized in the verification and authentication of records
      viii).Specific List of all Records and Documentation transferred with the equipment
44.   Cross Reference List; Operator/Manufacturer Part Number and Serial Number
45.   Scheduled Maintenance Program; Maintenance Requirements Manual - Function
      List
46.   Maintenance Requirements Item List
47.   Aging Aircraft Program
      i)....Aging Aircraft Service Action Requirements
      ii)...Corrosion Prevention and Control
      iii)..Supplemental Inspection Program (SID)
      iv)...Aging Aircraft Repair Assessment Program
      v)....Aging Aircraft Maintenance Planning
48.   Time Controlled Component (TCC) List, history and status
49.   Life Limited Part (LLP) List, history and status
50.   Scheduled Maintenance Check Status
51.   Total Time and Cycle Justification
52.   Maintenance Records

                   SCHEDULE 3 TO LEASE SUPPLEMENT AND RECEIPT:
                       QUALIFICATIONS TO RETURN CONDITIONS

      Lessor and Lessee hereby agree that the following particulars of the condition of the Aircraft shall be qualifications to the return conditions set forth in Section 6 of the Lease.


            IN WITNESS WHEREOF, the Lessor and the Lessee have caused this
Schedule 3 to Lease Supplement and Receipt to be duly executed as of _____,1996.

FIRST SECURITY BANK OF UTAH, N.A.,
not in its individual capacity but solely as owner trustee under that certain Trust Agreement dated as of December 10, 1989, the Lessor


By:
Title:


PRIME AIR, INC., dba TRANSMERIDIAN AIRLINES, the Lessee


By:
Title:

        EXHIBIT B: FORM OF AIRCRAFT RETURN RECEIPT AND LEASE TERMINATION

      The undersigned FIRST SECURITY BANK OF UTAH, N.A., not in its individual capacity but solely as owner trustee pursuant to a Trust Agreement dated as of December 10, 1989 ("Lessor") has inspected the following described Aircraft in conjunction with its return to the Lessor under the Aircraft Lease Agreement dated as of March 15, 1996 (the "Lease") by and between Lessor and PRIME AIR, INC., dba TRANSMERIDIAN AIRLINES ("Lessee"). Lessor hereby certifies that said Aircraft has been found to be in the condition required by the Lease, except for the discrepancies agreed to by the parties, listed below. Lessor hereby accepts return of the Aircraft from Lessee and acknowledges receipt thereof.

Airframe: Boeing model 727-251, manufacturer serial number 21160, US registration mark N281US
Total hours: _____ Total cycles: _____
Time since C check: _____ Time since D check: _____

Engine: Pratt & Whitney model JT8D-15A engine, manufacturer serial number
695256.
Total hours: _____ Total cycles: _____
Time remaining on limiter: _____ (hours) _____ (cycles)
Time since last shop visit: _____ (hours) _____ (cycles)
Confirm borescope: _____ all compressor sections _____ all turbine sections

Engine: Pratt & Whitney model JT8D-15A engine, manufacturer serial number
700215.
Total hours: _____ Total cycles: _____
Time remaining on limiter: _____ (hours) _____ (cycles)
Time since last shop visit: _____ (hours) _____ (cycles)
Confirm borescope: ____ all compressor sections ____ all turbine sections

Engine: Pratt & Whitney model JT8D-15A engine, manufacturer serial number
696523.
Total hours: _____ Total cycles: _____
Time remaining on limiter: _____ (hours) _____ (cycles)
Time since last shop visit: _____ (hours) _____ (cycles)
Confirm borescope: _____ all compressor sections ____ all turbine sections

Landing gear time since overhaul: L ___ hours, R ___ hours, N ___ hours

Auxiliary power unit: manufacturer serial number

Avionics (specified by manufacturer): see attachment consisting of _____ pages

Interior configuration:

Loose equipment: [SPECIFY GALLEY EQUIPMENT, EXTRA SEATS, ETC.]

Discrepancies in components returned (see Schedule 1 to Lease Supplement and Receipt):

Discrepancies in Aircraft Documents (see Schedule 2 to Lease Supplement and Receipt):

Discrepancies in Aircraft return condition (see Lease Section 6):

Confirm that all installed Airframe Life Limited Components (excluding landing gear) are cleared for a minimum of 3,000 hours (or zero time in the case of an Airframe Life Limited Component with a total useful life of less than 3,000 hours), or 365 days in the case of an Airframe Life Limited Component controlled by calendar time, in each case as required by the Northwest Airlines maintenance program. Yes ___ No ___

Lessor and Lessee each agree with the other in respect to said Aircraft:

1. Lessee shall execute and deliver an FAA Aircraft Registry Lease Termination in the form attached hereto as Schedule 1.

2. Subject to the foregoing discrepancies and subject to all covenants and indemnities of Lessee under the Lease which, by the terms of the Lease, survive Expiry of the Lease, the Lease is hereby terminated.

Executed this _____ day of _____, 1996, at ____________

FIRST SECURITY BANK OF UTAH, N.A., not in its individual capacity but solely as owner trustee under that certain Trust Agreement dated as of December 10, 1989, the Lessor


By:
Title:


PRIME AIR, INC., dba TRANSMERIDIAN AIRLINES, the Lessee


By:
Title:

                              EXHIBIT B SCHEDULE 1

                              FAA AIRCRAFT REGISTRY
                              TERMINATION OF LEASE

      The undersigned FIRST SECURITY BANK OF UTAH, N.A., not in its individual capacity but solely as owner trustee under that certain Trust Agreement dated as of December 10, 1989 ("Lessor"), and PRIME AIR, INC., dba TRANSMERIDIAN AIRLINES ("Lessee") are parties to that certain Aircraft Lease Agreement dated as of March 15, 1996 (as amended, the "Lease") by and between Lessor and Lessee, which Lease was recorded by the FAA Aircraft Registry on ____________ as conveyance number ____________, and which Lease covers Boeing model 727-251 airframe, serial number _______, registration mark N_____, equipped with three Pratt & Whitney model JT8D-15A engines, serial numbers _______, _______, and _______ (collectively, the "Aircraft").

      The Lease has been terminated on _________, 199__, and the Aircraft is no longer subject to the terms and provisions thereof.

FIRST SECURITY BANK OF UTAH, N.A.,
not in its individual capacity but solely as owner trustee under that certain Trust Agreement dated as of December 10, 1989, the Lessor


By:
Title:


PRIME AIR, INC., dba TRANSMERIDIAN AIRLINES, the Lessee


By:
Title:

                       EXHIBIT C: FORM OF LETTER OF CREDIT

                 Standby Irrevocable Letter of Credit US$_______

Date:            ,1996

BENEFICIARY:

Equis Financial Group, as agent
98 North Washington Street
Boston, Massachusetts 02114

Attn: Corporate Treasurer

Gentlemen:

We hereby issue our Standby Irrevocable Letter of Credit in your favor and authorize you to draw on us for the account of ___________ (the "Account Party") up to an aggregate amount of United States Dollars ____________ and no/100 available by draft(s) at sight.

We engage with you that all drafts drawn under and in compliance with the terms of this Credit will be duly honored if presented to ___________________ (name of US Bank) on or before ________________ (the "Expiration Date"); provided, however, it is a condition of this Letter of Credit that it shall be automatically extended for additional periods of one year from the present expiration date, unless eighty (80) days prior to such Expiration Date, we notify you in writing by registered mail, return receipt requested, that we will not renew this Letter of Credit for such additional one year term. If this Letter of Credit is not renewed, extended or replaced at least sixty (60) days prior to the Expiration Date you shall be entitled to draw upon us for the account of the Account Party for an amount up to the full amount of our liability hereunder as set forth above without submission of the certificate described above and irrespective of any default as described above.

Partial drawings are permitted. This credit is transferrable. We hereby confirm the credit and hereby undertake to honor each draft drawn and presented.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce, Publication No. 500.

                              LEASE AMENDMENT NO. 1
                                    (N281US)

      This Lease Amendment No. 1 (N281US), dated 14 April 1997, ("Amendment") is entered into between FIRST SECURITY BANK, N.A. (fka FIRST SECURITY BANK OF UTAH, N.A.), not in its individual capacity but solely as owner trustee pursuant to a Trust Agreement dated as of December 10, 1989 with its principal place of business at 79 South Main Street, Salt Lake City, Utah, 84111 ("Lessor"), and PRIME AIR, INC., d.b.a. TRANSMERIDIAN AIRLINES, a Texas corporation, with its principal place of business at 1111 Bagby, Suite 2520, Houston, Texas 77002 ("Lessee").

      WHEREAS, Lessor and Lessee are parties to the Aircraft Lease Agreement (N281US) dated as of March 15, 1996, between Lessor and Lessee (the "Lease"), which Lease covers that certain Boeing model 727-251 airframe, U.S. registration mark N281US, manufacturer serial number 21160, equipped with three Pratt & Whitney model JT8D-15A engines, serial numbers 695256, 696523 and 700215, and which Lease is filed and recorded with the Aviation Authority with this Amendment as one instrument;

      WHEREAS, Section 20 of the Lease provides "No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought", and

      WHEREAS, Lessee and Lessor have agreed to amend the Lease;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, Lessor and Lessee hereby agree as follows:

1.    Capitalized terms used herein shall have the meaning defined in the Lease.

2. The definition of "Engine" in Lease Section 1 is amended to read in its entirety as follows:

            "Engine" means each of three Pratt & Whitney model JT8D-17 engines, serial numbers 702613, 702619 and 707154, or any other engine which may from time to time replace an Engine leased hereunder in accordance with the terms hereof, and component Parts thereof, so long as the same shall be either incorporated or installed in or attached to such Engine or required to be subject to this Lease as provided in Section 5 hereof.

3.    Lease Section 3.1.1 is amended to read in its entirety as follows:

            3.1.1 Initial Term. The term for which the Aircraft is leased hereunder (the "Term") shall commence on the Delivery Date and shall expire on October 31, 1998, unless Expiry occurs sooner pursuant to the express provisions of this Lease.


                         Lease Amendment No. 1 (N281US)

4.    Lease Section 3.1.2 is amended as follows:

            In the fourth line of Section 3.1.2 of the Lease, the words "in advance" are deleted and replaced with "prior to the end of the Initial Term".

5.    Lease Section 3.2 is amended in its entirety to read as follows:

            3.2. Basic Rent. The Lessee shall pay to the Lessor monthly rental for the Aircraft (the "Basic Rent"), payable in advance on the Delivery Date and on each Rent Payment Date during the Term in the amount of Eighty Thousand United States Dollars (US $80,000) for the first through the eighth month of the Term; and in the amount of Seventy Thousand United States Dollars (US $70,000) for the ninth through eighteenth month of the Term; and for the final month of the Term the Basic Rent of Eighty Thousand United States Dollars (US $80,000) shall be pro rated on a daily basis, provided, however, that if the Lessee elects to install hushkits in accordance with
            Section 3.7 hereof, the Lessee shall pay Basic Rent in the amount of One Hundred Fifteen Thousand United States Dollars (US$115,000) subject to adjustment set forth in Section 3.7, from the first Rent Payment Date following hushkit installation for the remainder of the Term (i.e., sixty months). Basic Rent to cover an extension of the Term less than a calendar month to coincide with expiration of the then-current C Cheek shall be calculated per diem.

6.    Lease Section 3.7 is amended as follows:

            In the third line of Section 3.7 of the Lease, the words "after the twenty-fourth month of the Term" are deleted and replaced with "no less than 120 days prior to the expiration of the Initial Term".

7.    Lease Section 4.4 is amended to include the following:

            4.4.7 Cargo Liability Insurance. Lessee will not permit the Aircraft to carry cargo of any type other than general passenger baggage which is not covered by the insurance provided by Lessee pursuant to
            Section 10 of the Lease without first obtaining Cargo Legal Liability insurance in form satisfactory to Lessor. Lessee shall provide Lessor with prior written evidence satisfactory to Lessor that such coverage has been bound and is in full force.

8.    Lease Section 10 is amended as follows:

            10.7 Aircraft Documents. Notwithstanding anything to the contrary in this Section 10 of the Lease, Lessee shall not be required to provide insurance coverage for the Aircraft Documents, except in the event Lessee or either Guarantor suffers a material adverse change in its financial condition.


                         Lease Amendment No. 1 (N281US)

9.    Lease Section 10.5 is amended as follows:

            In the third line of Section 10.5 of the Lease, the words "passenger legal liability and cargo legal liability" are deleted and replaced with "and passenger legal liability".

10.   Lease Section 17 is amended in its entirety to read as follows:

            Section 17. Notices. All notices required under the terms and provisions hereof shall be in writing in the English language, and any such notice shall become effective when received by the other party, by hand, by registered mail with proper postage for airmail prepaid, by overnight courier service, or, if in the form of a telecopy, upon confirmation of receipt thereof, in each case addressed (i) if to the Lessee:

                  TransMeridian Airlines
                  1111 Bagby, Suite 2520
                  Houston, TX 77002
                  Attention: Managing Director
                  Telecopier: 713 615-6044

            With copies to each Guarantor at the address provided in writing to Lessor on the Delivery Date, or to such other address as the Lessee shall from time to time designate in writing to the Lessor, or (ii) if to the Lessor:

                  First Security Bank, N.A.
                  79 South Main Street
                  Salt Lake City, Utah 84111
                  Attention: Corporate Trust Department

                  Telecopier: 810-246-5053

            with copy to:

                  Equis Financial Group
                  98 North Washington Street
                  Boston, MA 02114
                  Attention: Aircraft Management

                  Telecopier: 617 523 1410

            or to such other address as the Lessor shall form time to time designate in writing to Lessee.

11. Except as set forth above, all of the other terms and provisions of the Lease shall remain in full force and effect.


                         Lease Amendment No. 1 (N281US)

12. This Amendment shall be governed by and construed under substantive law (without regard to the conflict to laws provisions) and decisions of the Commonwealth of Massachusetts.

13. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

              [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]


                         Lease Amendment No. 1 (N281US)

      IN WITNESS WHEREOF, Lessor and Lessee have each caused this Amendment to be duly executed by their respective officers.


FIRST SECURITY BANK, N.A.,
not in its individual capacity but solely as owner trustee under that certain Trust Agreement dated as of December 10, 1989, the Lessor

By: /s/ Greg A. Hawley
    --------------------------
Name: Greg A. Hawley
      ------------------------
Title: Vice President
       -----------------------


PRIME AIR, INC., d.b.a. TRANSMERIDIAN AIRLINES, the Lessee


By: /s/ Thomas E. Upton
    --------------------------
Name: Thomas E. Upton
      ------------------------
Title: C.F.O.
       -----------------------

                      LEASE SUPPLEMENT AND RECEIPT (N281US)

      LEASE SUPPLEMENT AND RECEIPT (N281US) dated April 30, 1997 between FIRST SECURITY BANK N.A. (f/k/a FIRST SECURITY BANK OF UTAH, N.A.), not in its individual capacity but solely as trustee pursuant to a Trust Agreement dated as of December 10, 1989 (the "Lessor"), and PRIME AIR, INC., dba TRANSMERIDIAN AIRLINES (the "Lessee").

      The Lessor and the Lessee have heretofore entered into that certain Aircraft Lease Agreement dated March 15, 1996 and Lease Amendment No. 1 (N281US) dated as of April 14, 1997 (herein collectively called the "Lease" and the defined terms therein being hereinafter used with the same meanings), relating to one Boeing model 727-251 aircraft, U.S. registration mark N281US, manufacturer serial number 21160. The Lease provides for the execution and delivery of a Lease Supplement and Receipt.

      NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Lessor and the Lessee hereby agree as follows:

      A. THE LEASE. The Lease and all related Operative Documents to be executed by the Lessee have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement and Receipt to the same extent as if fully set forth herein. The parties confirm that the Delivery Date is the date of this Lease Supplement and Receipt.

      B. THE AIRCRAFT. The Lessee hereby certifies that the Aircraft described in Schedule 1 hereto, consisting of two pages (including attachments) and made a part hereof, and the Aircraft Documents described in Schedule 2 hereto, consisting of three pages (including attachments) and made a part hereof, have been delivered to the Lessee, inspected by the Lessee, found to be in good order and accepted hereunder, and for all purposes of, the Lease, all on the date hereof. Any qualifications to the return conditions set forth in Lease Section 6 are attached hereto in Schedule 3. Lessee accepts delivery of the Aircraft "AS IS", "WHERE IS", AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTIONS 4.3 OF THE LEASE.

      C. REPRESENTATIONS BY THE LESSEE. The Lessee hereby represents and warrants to the Lessor that on the date hereof:

      1. The representations and warranties of the Lessee set forth in the Lease are true and correct in all material respects as though made on and as of the date hereof.

      2. The Lessee has satisfied or complied with all requirements set forth in the Lease to be satisfied or complied with on or prior to the date thereof.

      3. No default or Event of Default under the Lease has occurred and is continuing on the date hereof with the exception of the Lessee's Default under
Section 13.6 of the Lease resulting from Lessee's failure to protect or preserve Lessor's title to the Aircraft, which Default is not

                          Lease Supplement and Receipt
                                    (N281US)

      IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Supplement and Receipt to be duly executed as of the date and year first above written.


FIRST SECURITY BANK, N.A.
not in its individual capacity but solely as owner trustee under that certain Trust Agreement dated as of December 10, 1989.
      the Lessor


By: /s/ Greg A. Hawley
    --------------------------
Name: Greg A. Hawley
      ------------------------
Title: Vice President
       -----------------------


PRIME AIR, INC., d.b.a. TRANSMERIDIAN AIRLINES, the Lessee


By: /s/ Thomas E. Upton
    --------------------------
Name: Thomas E. Upton
      ------------------------
Title: C.F.O.
       -----------------------


                          Lease Supplement and Receipt
                                    (N281US)

               SCHEDULE 1 TO LEASE SUPPLEMENT AND RECEIPT (N281US)
                              AIRCRAFT DESCRIPTION

Airframe: Boeing model 727-251, mfgr. serial number 21160, US registration mark N281US.
Total hours: 50,926:37 Total cycles: 35,723

Engine: Pratt & Whitney model JT8D-17 engine, manufacturer serial number 702613. Total Hours: 25,637:37 Total cycles: 24,889
Time remaining on limiter: 8,917:23 (hours) 3,162 (cycles)
Time since last shop visit: 9:37 (hours) 8 (cycles)

Engine: Pratt & Whitney model JT8D-17 engine, manufacturer serial number 702619. Total Hours: 24,038:37 Total Cycles: 23,074
Time remaining on limiter: 7,232:23 (hours) 5,344 (cycles)
Time since last shop visit: 9:37 (hours) 8 (cycles)

Engine: Pratt & Whitney model JT8D-17R engine, manufacturer serial number
707154.
Total Hours: 24,711:37 Total Cycles: 17,687
Time remaining on limiter:  5,276:23 (hours) 9,777 (cycles)
Time since last shop visit: 9:37 (hours) 8.0 (cycles)

Landing Gear time since overhaul (Hours): L 15,033:37; R3,328:37; N 11:07.

Auxiliary power unit: manufacturer Garrett, serial number P36731.

Avionics (specified by manufacturer): see attachment consisting of one (1) pages.

Interior configuration: 170Y, Galleys 1,2,3,4 and 4A.

Loose equipment:

      1. Galley Equipment including ovens with inserts, coffee makers, food carriers and trolleys.

      2. Full compliment of emergency equipment as required by emergency equipment location drawing. Lessor acknowledges that the following items are the property of Lessee: (i) one emergency locator transmitter; (ii) Three first aid kits; (iii) five PBE hoods; (iv) one emergency medical kit; and (v) Three halon extinguishers.

      3.    Life vests and rafts are property of Lessee.

      4. Lessor acknowledges that, on the Delivery Date, the following items were not delivered with the Aircraft: One coffee maker, two trolleys and three tray tables. Lessee will notify Lessor in writing when these items are delivered to Lessee.

Operating weights:      Maximum ramp weight: 195,500
                        Maximum gross take-off weight: 195,000
                        Maximum landing weight: 161,000
                        Zero fuel weight: 141,000


                          Lease Supplement and Receipt
                                    (N281US)
                                     Page 4

Each of the above described aircraft engines is 750 or more rated takeoff horsepower or its equivalent.

                                 ATTACHMENT 1 TO
               SCHEDULE 1 TO LEASE SUPPLEMENT AND RECEIPT (N281US)
                              AIRCRAFT DESCRIPTION

AUTO PILOT         1             SPERRY                     SP50

VHF COMM           3             COLLINS                    618-M3

VHF NAV            3             COLLINS                    522-4280-XXX

MARKER             1             BENDIX                     2087821-2811

ADF                1             BENDIX                     2087786-7300

DME                2             COLLINS                    622-2920-001

TRANSPONDER        2             COLLINS                    MODE S TPR72O 621-A6

RADAR              1             BENDIX                     2067157-0103

RADIO ALT          1             BENDIX                     2067631-5315

FLT DIR            1             COLLINS                    562A-5F4

GROUND PROX        1             BENDIX                     2041033-8313

TCAS               1             HONEYWELL                  4066010-904

WINDSHEAR          1             HONEYWELL                  4061048-904

CVR                1             FAIRCHILD                  A152

DFDR               1             COLLINS                    980-4100-GQUS

THE FOLLOWING ARE THE PROPERTY OF LESSEE:

HF SYSTEM          2             COLLINS                    522-1501-000

GPS SYSTEM         2             HONEYWELL/
                                     TRIMBLE                81845-3101-005


                          Lease Supplement and Receipt
                                    (N28lUS)

               SCHEDULE 2 TO LEASE SUPPLEMENT AND RECEIPT (N281US)
                               AIRCRAFT DOCUMENTS


                        [SEE ATTACHMENT 1 TO SCHEDULE 2]
                                    [2 PAGES]


                          Lease Supplement and Receipt
                                    (N281US)

BOX 9       Film 4 cartridges NWA 727 IPC
            Manuals 3 SunCountry maintenance documents

            All of the below listed items, previously in box 9, are on board the aircraft while at Fort Worth

            Film 4 cartridges NWA 727 IPC
            Film 3 cartridges NWA 727 MM
            Film 1 cartridge Boeing SRM
            Film 1 cartridge NWA 727 WD
            Film 1 cartridge P&W JT8D MM
            Film 1 cartridge P&W JT8D IPC
            Manual 1 727 cockpit operating
            Manual 1 FAA AFM 2 vol
            Manual I NWA operating

BOX 10      NavCom work documents C10, Aging, CPCP, Bridging, STCs

BOX 11      NavCom work documents C10, Aging, CPCP, Bridgine, STCs

BOX 12      NavCom work documents C10, Aging, CPCP, Bridging, STCs

BOX 13      NavCom work documents C10, Aging, CPCP, Bridginel, STCs

BOX 14      Engine 702613 Log book and Korean historical records

BOX 15      Engine 702619 Log book and Korean historical records

BOX 16/17   Engine 717154 Avianca historical records

PACK 18     XRAs performed during NavCom maintenance

                   SCHEDULE 3 TO LEASE SUPPLEMENT AND RECEIPT:
                       QUALIFICATIONS TO RETURN CONDITIONS

      Lessor and Lessee hereby agree that the following particulars of the condition of the Aircraft shall be qualifications to the return conditions set forth in Section 6 of the Lease.


                        [SEE ATTACHMENT 1 TO SCHEDULE 3]
                                    [1 PAGE]


      IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Schedule 3 to Lease Supplement and Receipt to be duly executed as of April 30, 1997.

FIRST SECURITY BANK, N.A.
not in its individual capacity but solely as owner trustee under that certain Trust Agreement dated of December 10, 1989.
      the Lessor

By: /s/ Greg A. Hawley
    --------------------------
Name: Greg A. Hawley
      ------------------------
Title: Vice President
       -----------------------


PRIME AIR, INC., d.b.a. TRANSMERIDIAN AIRLINES, the Lessee


By: /s/ Thomas E. Upton
    --------------------------
Name: Thomas E. Upton
      ------------------------
Title: C.F.O.
       -----------------------

                                 ATTACHMENT 1 TO
                   SCHEDULE 3 TO LEASE SUPPLEMENT AND RECEIPT:
                       QUALIFICATIONS TO RETURN CONDITIONS

1. Seat 2A right arm rest plastic cracked (two places)
2. Row 4 lower air vent upper corner broken-off
3. Small nick on tray table left bottom side
4. 4C left arm rest plastic cracked
5. 7B right arm rest plastic cracked
6. 7A right arm rest plastic cracked
7. 8B right arm rest plastic cracked
8. 10A right arm rest plastic cracked
9. 13B both arm rest plastic cracked
10. 14A right arm rest plastic cracked
11. 17B both arm rest plastic cracked
12. 19A right arm rest plastic cracked
13. 21B right arm rest plastic cracked
14. 23B both arm rest plastic cracked
15. Row 24 and 25 left and right different style arm rests
16. 25A arm rest plastic cracked
17. 25A tray table distorted
18. 26C right arm rest cracked also has sheet metal repair
19. 27 right different style arm rest
20. 27A right arm deteriorated
21. 32F left arm rest plastic cracked
22. 26E both arm rest plastic cracked, with sheet metal repair
23. 26 right all arm rest different style
24. 23 right all arm rest different style
25. 22E both arm rest cracked, with sheet metal repair
26. 21E and F arm rest recline button not standard
27. Row 20 right tray tables wrong style
28. 19E both arm rest plastic cracked
29. 17E both arm rest plastic cracked
30. Rows 14 and 15 right arm rest plastic cracked
31. 12E both arm rest plastic broken
32. 11E both arm rest plastic broken
33. 10E both arm rest plastic broken
34. 9F left arm rest plastic cracked
35. 5F both arm rest plastic cracked


                          Lease Supplement and Receipt
                                    (N281US)
                                     Page 10